QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.27

Broadwing

MASTER SERVICE AGREEMENT

* Designates information that has been filed on a confidential basis

        This Agreement for telecommunications services is made and entered into by and between Broadwing Communications Services Inc., a Delaware corporation with its principal place of business at 1122 Capital of Texas Highway South, Austin, Texas 78746-6406 (hereinafter referred to as "Supplier"), and AmeriVision Communications, Inc., a Delaware corporation with its principal place of business at 5900 Mosteller Drive, Suite 1600, Oklahoma City, Oklahoma 73112 (hereinafter referred to as "Customer").

        For purposes of this Agreement, the rates, terms and conditions set forth herein shall become effective October 1, 2002, provided Customer executes and returns this Agreement to Supplier by 5:30 p.m. Central time October 11, 2002. In the event Customer does not execute and return this Agreement to Supplier by 5:30 p.m. Central time October 11, 2002, the rates, terms and conditions set forth herein shall become effective on the last date of execution below (the "Effective Date").

        WHEREAS, Customer desires to obtain telecommunications services pursuant to the terms and conditions hereunder; and

        WHEREAS, such Services shall be specified in one or more of Supplier's then-current Service Order Forms ("SOFs"); and

        WHEREAS, Supplier is willing to provide Services for which an SOF has been submitted by Customer and accepted by Supplier;

        NOW THEREFORE, Customer and Supplier hereby mutually agree as follows:

1.
General Definitions.    Unless indicated otherwise, terms in this section shall be defined as follows: "Activation Date" or "Service Activation Date" means the date, following Supplier's installation and testing, that Service is first made Available to Customer for use. "Affiliate" means any entity controlled by, in control of or under common control of a party hereunder. "Agreement" refers to this Master Service Agreement, which shall include all SOFs accepted by Supplier. "Available" means all necessary equipment for Service has been installed. "End User" means any customer of Customer. "FOC" means Firm Order Confirmation, the form Supplier submits to Customer indicating Supplier's acceptance of Customer's SOF and the date that Service(s) ordered will be activated. "Jeopardy Notice" is the form Supplier submits to Customer indicating Supplier's rejection of Customer's SOP for reasons outlined in this Agreement. "Monthly Recurring Charge(s)" (MRC) means the mutually agreed upon monthly charge for dedicated Services. "Non-Recurring Charge(s)" (NRC) means installation fee(s) and other one-time charges. "Notice of Receipt" (NOR) refers to electronic mail ("E-mail") from Supplier indicating receipt of Customer's SOF. "Off-Net" refers to Service(s) provided but not on Supplier's network. "On-Net" refers to Service(s) provided on Supplier's network. "Service" means usage-based and dedicated telecommunications products offered by Supplier and specifically refers to Services Customer may order under this Agreement. "Service Order Form" (SOF) means the form Customer submits to Supplier detailing Service(s) Customer wishes to order; the SOF shall include rates and term for said Service(s) and, when applicable, rates for ancillary Service(s) Customer may order.

Broadwing—Confidential & Proprietary        Broadwing Contract No. 10928

2.
Services.    All Services are subject to availability. Any and all local-access or other Off-Net Services shall be provided on an individual case basis ("ICB") and shall be subject to terms and rates specified on the applicable SOF(s).

  A. Usage-based Services.    Usage-based Services include Xclusive and Xnet long distance, Dial IP, Dial IP Port and Virtual ISP ("VISP") products, which are billed in arrears according to Customer's usage of said products pursuant to the terms of this Agreement and the applicable, fully executed SOF(s).

  B. Dedicated Services.    Dedicated Services include Private Line, Private Line MultiConnect, POP Collocation, Frame Relay, ATM, Dedicated IP and IP VPN products, which are billed in advance pursuant to the terms of this Agreement and the applicable, fully executed SOP(s); the Dedicated IP Burstable product is billed in arrears according to Customer's usage and pursuant to the terms of this Agreement.

  C. Service-Specific Terms & Conditions.    Terms and conditions specific to Services hereunder are incorporated into this Agreement in the form of Service Supplements attached hereto. Customer may order any Services for which corresponding Supplements are included hereunder. To order Services for which corresponding Supplements are not included, Customer may request that Supplier amend this Agreement to add said Service Supplements. As of the Effective Date, this Agreement includes Service Supplements for the Services checked below.

Switched Service:		Broadband Service:
☒	Xclusive	☐	ATM
☒	Xnet LOCN	☐	Frame Relay
Private Line Service:		Internet Service:
☒	Digital/Optical MultiConnect	☐	Dial IP Access Only
		☒	Dedicated IP
		☒	Dedicated IF, Burstable
POP Collocation Service:		☐	Managed Network Services Virtual ISP
☒	Rack Space & Power
3.
Term.    Commencing on the Effective Date, Customer may order Services on Supplier's then-current SOP. Each SOP shall include a term for each dedicated Service, which shall begin on said Service's Activation Date and continue for the number of months indicated on the SOP (the "Service Term"). This Agreement shall govern all Services ordered pursuant to the terms and conditions herein for a minimum of twelve (12) months commencing on the Effective Date and, when applicable, shall remain effective throughout the Service Term last to expire (the "Initial Term"). Upon expiration of the Initial Term, this Agreement automatically shall extend on a month-to-month basis unless: (i) earlier terminated pursuant to the conditions of this Agreement; (ii) written notice is given by either party at least thirty (30) days before said expiration that such party does not consent to such extension; or (iii) the parties agree to renew the term of the Agreement (the "Renewal Term"). If Service(s) continue after expiration of the Initial Term and/or any Renewal Terms, Supplier may, upon thirty (30) days written notice to Customer, adjust rates for Services hereunder to its then-current month-to-month rates. Service Term, Initial Term and Renewal Term collectively may be referred to as "Term."

4.
Service Order Forms for Dedicated Services.    Each SOP submitted by Customer and accepted by Supplier shall be executed by the parties pursuant to the terms herein and shall become part of this Agreement by reference. Each SOP shall include rates and Service Term for each Service ordered. SOPs shall be submitted via E-mail. Electronic submission of SOPs shall be deemed executed by and binding upon Customer, provided Customer has not requested that Supplier void said electronic submission within one day following Supplier's issuance of the NOR. Issuance of an FOC shall be deemed as Supplier's acceptance of said SOP and counter-execution thereto; in the event any Service(s) ordered by Customer cannot be provided pursuant to the terms of this Agreement, Supplier shall so notify Customer via a Jeopardy Notice.

5.
Credit Approval and Deposits.    All Services hereunder are subject to credit approval. Customer shall provide Supplier with credit information as requested. Supplier shall establish a credit limit ("Credit Limit"), which will be specified in a rider that shall be incorporated into this Agreement by reference (the "Credit Approval Rider"). The Credit Approval Rider shall be issued to Customer prior to the provision of Services. In the event the Credit Limit is exceeded, at the request of Supplier Customer shall within one (1) business day provide the amount of MRC and/or unbilled usage charges exceeding the Credit Limit or, at Supplier's option, a deposit in accordance with Section 11, Additional Assurances, below. In the event Customer does not respond to Supplier's request, Supplier reserves the right to suspend Services without further notice until Supplier's requirements are met. The Credit Limit is subject to periodic review by Supplier and, as a result of such review, may be adjusted upon written notice to Customer; such adjustment may be made without an amendment hereto.

6.
Payment Terms.    Invoices for Services are due and payable in U.S. dollars within * days of the date on Supplier's invoice, unless otherwise specified in Supplier's Credit Approval Rider (the "Due Date"). Supplier shall send Customer's invoices for switched services hereunder via overnight mail service. Payments not received by the Due Date are considered past due. If any invoice is not paid when due, Supplier may: (i) offset any amounts owed by Supplier to Customer against any amounts owed to Supplier by Customer; (ii) apply a late charge equal to one and one-half percent (1 1/4%) (or the maximum legal rate, if less) of the unpaid balance per month; (iii) require a deposit or other form of security ("Security Deposit"); and/or (iv) take any action in connection with any other right or remedy Supplier may have under this Agreement, at law or in equity.

7.
Billing Commencement Date.    All dedicated Services shall have a billing commencement date of five (5) days from receipt by Customer of Supplier's notice of Service readiness, provided that Customer has not given Supplier written notice of any performance failure within said five (5) days; if Customer does not provide such notice, the applicable Service shall be deemed accepted by Customer, and billing shall commence. In the event that Customer elects to utilize any part of the Service capacity despite a performance failure, said Service shall be deemed accepted and billing shall commence; provided, however, that such acceptance and billing commencement shall not relieve Supplier of its obligation to maintain its network and applicable Service capacity hereunder in compliance with Telcordia performance specifications.

8.
Monthly Charges for Dedicated Services.    Unless otherwise indicated in the Credit Approval Rider, Customer will be invoiced for dedicated Services on a monthly basis in advance. The first invoice shall be for the first two (2) months (prorated for any first partial month) of the Service Term; each invoice thereafter shall be for the following month. For Dedicated IF Burstable Services, usage charges are billed and payable following the period in which actual usage has occurred.

9.
Monthly Charges for Usage-Based Services.    Unless otherwise indicated in the Credit Approval Rider, Customer will be invoiced for usage-based Services on a monthly basis after the use of Services has occurred.

10.
Billing Disputes.    If Customer in good faith disputes any portion of any Supplier invoice, Customer shall submit to Supplier, by the Due Date, full payment of the undisputed portion of the invoice and written documentation identifying and substantiating the disputed amount. If Customer does not report a dispute within ninety (90) days following the date on the applicable invoice, Customer shall have waived its right to dispute that invoice. Supplier and Customer agree to use their respective best efforts to resolve any dispute within thirty (30) days after Supplier receives written notice of the dispute from Customer. Any disputed amounts resolved in favor of Customer shall be credited to Customer's account on the next invoice following resolution of the dispute. Any disputed amounts determined to payable to Supplier shall be due within ten (10) days of the resolution of the dispute. Any dispute arising out of or relating to this Agreement that has not been resolved by the good-faith efforts of the parties shall be settled by binding arbitration conducted expeditiously in accordance with this Agreement.

11.
Additional Assurances.    If at any time during the Term of this Agreement there is a material and adverse change in Customer's financial condition, business prospects or payment history, which shall be determined by Supplier in its sole and reasonable discretion, Supplier may demand that Customer provide Supplier with a Security Deposit or increase the amount of the Security Deposit, as the case may be, as security for the full and faithful performance of Customer of the terms, conditions and covenants of this Agreement; in no event shall the amount of the Security Deposit ever exceed two (2) months' estimated or actual usage charges, MRC and/or other amounts payable by Customer to Supplier hereunder. A Security Deposit also may be required in the Credit Approval Rider or prior to Supplier's acceptance of any SOP.

12.
Bankruptcy.    In the event of bankruptcy or insolvency of either party, or if either party shall make any assignment for the benefit of creditors or take advantage of any act or law for relief of debtors, the other party to this Agreement shall have the right to terminate this Agreement without further obligation or liability on its part.

13.
Regulatory Fees and Taxes.    Customer is responsible for reimbursement to Supplier for any fees, taxes or surcharges paid by Supplier that are imposed or authorized by regulatory and governmental entities. When applicable, fees for Common Carrier Service Charges ("CCSC") and Payphone Compensation are billed to Customer. Charges for Universal Service Fees (state and federal), Lifeline Assistance, Telecommunications Relay Service, taxes or surcharges—including but not limited to gross receipts taxes, surcharges, franchise fees, occupational, excise and other taxes (and penalties and interest thereon), and relating to Services provided to Customer by Supplier, shall be passed through to Customer. Upon Customer's request, Supplier will furnish documentation to support the fees or charges payable by Customer pursuant to this section.

  Customer is responsible for properly charging tax to its customers and for the proper and timely reporting and payment of applicable taxes to the taxing authorities and shall defend and indemnify Supplier from payment and reporting of all applicable federal, state and local taxes, including but not limited to gross receipts taxes, surcharges, franchise fees, occupational, excise and other taxes (and penalties and interest thereon), relating to the Services. Such indemnification includes costs and expenses (including reasonable attorneys' fees) incurred by Supplier in settling, defending or appealing any claims or actions brought against Supplier relating to these taxes.

  The amounts payable by Customer under this Agreement do not include any state, local sales, use or utility taxes, however designated, which may be levied on the good and services provided by Supplier hereunder. With respect to such taxes and if applicable, prior to execution of this Agreement, Customer shall furnish to Supplier valid and appropriate tax exemption certificates, attached hereto as Exhibit A, for all applicable jurisdictions (federal, state and local) in which it performs Customer billing. If Customer fails to provide and maintain the required certificates, Supplier may charge Customer and Customer shall pay the applicable taxes as Supplier may be by law required or permitted to collect or pay. Any and all other taxes, including but not limited to franchise, net or gross income, license, occupation, and real or personal property taxes, shall be timely paid by Customer.

14.
Limitation of Liability.    NOTWITHSTANDING ANY OTHER PROVISION HEREOF, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY OR ANY THIRD PARTY FOR ANY INDIRECT, CONSEQUENTIAL, INCIDENTAL, RELIANCE, SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES (INCLUDING BUT NOT LIMITED TO DAMAGES FOR LOST PROFITS, LOST REVENUES OR COST OP PURCHASING REPLACEMENT SERVICES) ARISING OUT OF OR RELATING TO THIS AGREEMENT. ADDITIONALLY, SUPPLIER SHALL NOT BE LIABLE TO CUSTOMER FOR ANY ACTUAL DAMAGES IN EXCESS OP THE AGGREGATE AMOUNT SUPPLIER HAS PRIOR TO SUCH TIME COLLECTED FROM CUSTOMER WITH RESPECT TO SERVICES DELIVERED HEREUNDER.

15.
Disclaimer of Warranties.    UNLESS OTHERWISE SPECIFIED HEREIN, SUPPLIER MAKES NO WARRANTY TO CUSTOMER OR ANY OTHER PERSON OR ENTITY, WHETHER EXPRESS, IMPLIED OR STATUTORY, AS TO THE DESCRIPTION, QUALITY, MERCHANTABILITY, COMPLETENESS OR FITNESS FOR ANY PURPOSE, OF ANY SERVICE PROVIDED HEREUNDER OR DESCRIBED HEREIN, OR AS TO ANY OTHER MA7I7ER, ALL OF WHICH WARRANTIES BY SUPPLIER ARE HEREBY EXCLUDED AND DISCLAIMED.

16.
Insurance.    Throughout the Term of this Agreement and any extension thereof, each party shall maintain and, upon written request, shall provide proof of adequate Commercial General Liability Insurance, including Products and Completed Operations Insurance covering all operations and work hereunder. Such insurance shall be written on an occurrence coverage basis and shall provide coverage equivalent to the latest approved, unendorsed Insurance Services Office Form CO 00 01. Limits must be no less than one million dollars ($I,000,000.00) per occurrence for bodily injury liability and property damage liability, and one million dollars ($1,000,000.00) for personal and advertising injury liability.

17.
Indemnity.    Each party shall indemnify, defend, release and hold harmless the other party from any claims by third parties and expenses (including legal fees and court costs) arising from damage to tangible property, personal injury or death caused by such party's negligence or willful misconduct. In the event a claim relates to the negligence of both parties, the relative burden of the claim shall be attributed equitably between the parties in accordance with the principles of comparative negligence. In the event any action is brought against the indemnified party, such party shall immediately notify the indemnifying party in writing, and the indemnifying party, upon request, shall assume the cost of the defense on behalf of the indemnified party. The indemnifying party shall pay all expenses incurred by and satisfy all judgments rendered against the indemnified party, provided that the indemnifying party shall not be liable for any settlement effected without its written consent.

18.
Content.    Supplier provides telecommunications transport Services; Supplier does not operate or control the content transported. Supplier shall have no liability or responsibility for the content of any communication transmitted via the Services hereunder. Customer shall defend, indemnify and hold harmless Supplier from any and all claims (including claims by governmental entities seeking to impose penal sanctions) related to such content, and from any and all third-party claims relating to Customer's use of Services hereunder. Customer shall make no claim against Supplier regarding said content, or respecting any information, product, service, software or other item(s) ordered through or provided by virtue of the Internet.

19.
End Users.    Customer shall take full responsibility for management of End Users. Customer shall be solely responsible for End User solicitation, service request, creditworthiness, customer service, billing and collection, and license agreements and/or fees. Customer shall be liable financially for usage generated by each End User activated by Supplier. Customer shall be solely liable for amounts it cannot collect from End Users and billing adjustments it grants End Users, including adjustments for fraudulent charges and any form of credit extended,

20.
Use of Service.    Customer agrees that it and its Affiliates will not (i) use Service(s) for any purpose other than that for which it is intended or in violation of any law or regulation or in aid of any unlawful act; (ii) use Service(s) so as to interfere with the use of Supplier network by other customers or authorized users of Supplier; (iii) use Service(s) for transmission of any unsolicited distribution lists or other unsolicited electronic mailing ("Spamming"); and/or (iv) unless otherwise specified herein, use Service(s) for distribution of any communication, including but not limited to unsolicited electronic mail, that includes Supplier's logos, trademarks, service marks, carrier identification codes (CICs), hosted IF addresses, or any variation thereof Customer further agrees that it will not, and will use its best efforts to ensure that any End User will not, violate Supplier's Acceptable Use Policy, which may be read at http://www.Broadwine.com/aup/. In the event of violation of this section by Customer's End User, Supplier shall notify Customer, and upon such notification Customer hereby agrees to immediately terminate said End User's account. In the event Customer does not immediately terminate said End User's account, Supplier reserves the right to suspend Services or terminate this Agreement. Supplier will use best efforts to notify Customer of service suspension. Notwithstanding anything to the contrary herein, if in Supplier's sole judgment, Customer, Customer's Affiliates or Customer's End User violates this section, and such violation or failure to comply poses an immediate threat of harm to or destruction of Supplier's network, violates existing law or regulation, or puts Supplier's network at risk with its providers of network services or other customers, Supplier shall have the right to immediately take any and all steps reasonably necessary to remove such threat, including but not limited to suspension or termination of Services immediately and without notice.

  Customer and Customer's Affiliates shall indemnify and hold harmless Supplier for Spamming or illegal activities, including but not limited to acts using a third party mail server, caused by Customer's End Users or Affiliates using Supplier's network. All requests for the use of third-party mail servers shall be subject to Supplier's sole approval. Supplier shall not (i) have any obligation or liability to Customer or to any third party for any unlawful or improper use of Services by an End User or Affiliate; nor (ii) have any duty or obligation to exercise control over the use of, or the content or information passing through, the Service.

21.
Legal Construction.    The terms and conditions of this Agreement, including any supplements, addenda, riders, exhibits, SOPs and other documents incorporated herein, constitute the entire Agreement between Supplier and Customer pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings in connection herewith. Any and all Services pertaining to the subject matter hereof and active as of the Effective Date shall be governed by the terms and conditions herein. In the event of any conflict between these terms and conditions and those of any SOP, these terms and conditions shall prevail; in the event of any conflict between rates in this Agreement (if applicable) and rates in any SOP, rates in the SOP shall prevail. This Agreement shall be governed by the laws of the state of Texas without regard to its principles of choice of law.

22.
Binding Arbitration.    The parties will attempt in good faith to resolve any controversy or claim arising out of or relating to this Agreement promptly through discussions between themselves at the operational level. In the event a resolution cannot be reached at the operational level, the disputing party shall give the other party written notice of the dispute, and such controversy or claim shall be negotiated between appointed counsel or senior executives of the parties who have authority to settle the controversy. If the parties fail to resolve such controversy or claim within thirty (30) days of the disputing party's notice, either party may seek arbitration as set forth below.

  Any controversy or claim arising out of or relating to this Agreement, or a breach of this Agreement, shall be finally settled by arbitration in Austin, Texas and shall be resolved under the laws of the State of Texas. The arbitration shall be conducted before a single arbitrator in accordance with the commercial rules and practices of the American Arbitration Association then in effect.

  The arbitrator shall have the power to order specific performance if requested. Any award, order or judgment pursuant to such arbitration shall be deemed final and binding and may be enforced in any court of competent jurisdiction. The parties agree that the arbitrator shall have no power or authority to make awards or issue orders of any kind except as expressly permitted by this Agreement, and in no event shall the arbitrator have the authority to make any award that provides for punitive or exemplary damages. The arbitrator may, as part of the arbitration award, permit the substantially prevailing party to recover all or part of its attorney's fees and other out-of-pocket costs incurred in connection with such arbitration. All arbitration proceedings shall be conducted on a confidential basis.

23.
Termination.

  A. Termination by Customer for Cause.    If Supplier fails to perform a material obligation under this Agreement and does not remedy such failure within thirty (30) days following written notice from Customer ("Supplier Default"), Customer may terminate this Agreement and/or any SOP without any further liability except for the payment of all accrued but unpaid charges. If Supplier is unable to provide Service(s) for ninety (90) consecutive days due to a Force Majeure event as defined in Section 26, Force Majeure, Customer may terminate the affected Service(s) without liability.

  B. Termination by Customer for Convenience.    Customer may, at any time and without cause, terminate this Agreement or any SOF upon thirty (30) days written notice to Supplier, provided the following: (i) If Customer terminates this Agreement and/or any SOP prior to the applicable Service Activation Date(s), Customer shall reimburse Supplier for all costs of implementation of terminated Service(s); or (ii) If Customer terminates this Agreement and/or any SOP on or after the applicable Service Activation Date(s), Customer immediately shall pay Supplier (a) all charges for Service(s) previously rendered, and (b) for dedicated Service(s), the amount due for the terminated SOPs times the number of months remaining in the applicable Service Term(s). Customer acknowledges that Broadwing will suffer damages if this Agreement is terminated prior to the expiration of the Term or any renewal term as the case may be and that the aforementioned payment is a genuine pre-estimate of liquidated damages that Broadwing will suffer and not a penalty.

  C. Termination by Supplier.    Supplier may terminate this Agreement or any SOP with no further liability if (i) Customer fails to make payment as required under this Agreement and such failure remains uncorrected for five (5) calendar days following written notice from Supplier, or (ii) Customer fails to perform any other material obligation under this Agreement and does not remedy such failure within thirty (30) days following written notice from Supplier (hereinafter collectively referred to as "Customer Default"). In the event of a Customer Default, Supplier shall have the right to (i) suspend Service(s) to Customer; (ii) cease accepting or processing orders for Service(s); (iii) withhold delivery of Call Detail Records (CDRs), if applicable; and/or (iv) terminate this Agreement or any SOF. If this Agreement is terminated due to a Customer Default, Customer shall remain liable for charges outlined in Section 23.B. herein. Customer agrees to pay Supplier's reasonable expenses (including attorney and collection agency fees) incurred in enforcing Supplier's rights in the event of a Customer Default.

24.
System Maintenance.    In the event Supplier determines that it is necessary to interrupt Service(s) or that there is a potential for Service(s) to be interrupted for the performance of system maintenance, Supplier will use good-faith efforts to notify Customer prior to the performance of such maintenance and will schedule such maintenance during non-peak hours (midnight to 6 a.m. local time). In no event shall interruption for system maintenance constitute a failure of performance by Supplier.

25.
Outage Credits.    Customer will receive credits against future charges pursuant to the terms and conditions in the applicable Service Supplements hereto. Such credit(s) shall be Customer's sole remedy with respect to such an event. No such credits shall be allowed and Supplier shall not be liable for any service interruption caused by any Force Majeure event.

26.
Force Majeure.    Neither party shall be liable to the other, nor deemed in default under this Agreement if and to the extent that such party's performance of this Agreement is delayed or prevented by reason of Force Majeure. For purposes hereunder, the term "Force Majeure" means an event that is beyond the reasonable control of the party affected and occurs without such party's fault or negligence. Without limited the foregoing, Force Majeure includes acts of God, fire, explosion, vandalism, flood, storm, or other similar catastrophe; failure of the Internet not related to Supplier's actions or inactions, or cable cut not caused by Supplier's employees or contractors; any law, order, regulation, direction, action or request of any governmental entity having jurisdiction over either of the parties, or court, civil or military authority or any other instrumentality of one or more of said governmental agencies; national emergencies, insurrections, riots, wars, acts of terrorism, strikes, lockouts or work stoppages.

27.
Confidential Information.    "Confidential Information" shall mean all information disclosed in writing by one party to the other party that is clearly marked "CONFIDENTIAL" or "PROPRIETARY" by the disclosing party at the time of disclosure. Notwithstanding the foregoing, all information concerning either party's traffic volume or distribution, pricing, customer lists and financial information is hereby deemed to be confidential and proprietary regardless of whether it is so identified. Confidential Information does not include any information that (i) was already known by the receiving party free of any obligation to keep it confidential at the time of its disclosure; (ii) becomes publicly known through no wrongful act of the receiving party; (iii) is rightfully received from a third person without knowledge of any confidential obligation; (iv) is independently acquired or developed without violating any of the obligations under this Agreement; or (v) is approved for release by written authorization of the disclosing party.

  A recipient of Confidential Information shall not disclose the information to any person or entity except for the recipient's and/or its

  Affiliates' employees, contractors and consultants who have a need to know such Confidential Information. The recipient may disclose

  Confidential Information pursuant to a judicial or governmental request, requirement or order; provided that the recipient take all reasonable steps to give the disclosing party prior notice sufficient to contest such request, requirement or order.

  Confidential Information shall not be disclosed to any third party without the prior written consent of the owner of the Confidential Information. The recipient shall use Confidential Information only for purposes of this Agreement and shall protect Confidential Information from disclosure using the same degree of care used to protect its own Confidential Information, but in no event less than a reasonable degree of care.

  Confidential Information shall remain the property of the disclosing party and shall be returned to the disclosing party or destroyed upon request of the disclosing party. Either party may make Confidential Information available to its lenders and/or financial advisors, provided said lenders or financial advisors are bound by written Confidentiality Agreement(s).

  Because money damages may be insufficient in the event of a breach or threatened breach of the foregoing provisions, the affected party may be entitled to seek an injunction or restraining order in addition to such other rights or remedies as may be available under this Agreement, at law or in equity, including but not limited to money damages.

28.
Authorized Use of Name.    Without the other party's prior written consent, neither party shall refer to itself as an authorized representative of the other party or use the other party's logos, trademarks, service marks, CICs, or any variation thereof in any advertising or other promotional materials, or in any activity using or displaying the other party's name or Service(s) to be provided hereunder Each party agrees to change or correct at its own expense any material or activity the affected party determines to be inaccurate, misleading or otherwise objectionable under this section.

29.
Assignment.    Neither party hereto may assign this Agreement without the express written consent of the other party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, either party may assign all its rights and obligations hereunder to: (i) any of its Affiliates (for example, Supplier may assign amounts due from Customer to any subsidiary of Supplier for billing purposes); (ii) any entity that results from a merger or consolidation with such party; or (iii) any purchaser or other acquirer of substantially all of such party's assets or equity. No such assignment of obligations shall relieve the assignor of any liability or obligation hereunder unless otherwise agreed to in writing by both parties. For purposes of the preceding sentence, "control" means having the beneficial ownership, directly or indirectly, of the voting power to elect directors having a majority of votes that directors may cast (in the case of a corporation) or managers, trustees, agents or representatives performing a similar function (in the case of an entity that is not a corporation) or the power to otherwise direct management of such entity.

30.
Subject to Laws.    Both parties shall comply with and give all notices required by all applicable federal, state and local laws, ordinances, rules, regulations and lawful orders of any public authority bearing on the performance of this Agreement. Both parties agree to obtain and maintain all required certifications, permits, licenses, approvals or authorizations imposed by any regulatory or governmental body. Each party agrees to provide the other party with copies of documentation for such compliance within ten (10) days of request by the other party. Each party shall protect indemnify and hold harmless the other party from any and all claims, losses, demands, causes of action, and any and all related costs and expenses of every kind arising from the other party's violation of this section.

31.
Notices.    All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given as of the date of delivery or confirmed facsimile or E-mail transmission. If mailed, notice shall be sent first class, postage prepaid, certified or registered mail, return receipt requested, or overnight mail service, and becomes effective upon confirmed delivery. To be effective, written notice of any material breach (except payment default) must prominently state that the correspondence is a formal notice of breach and must be sent via certified mail, registered mail or overnight mail service. Notices will be delivered or sent to the parties' respective addresses set forth on the signature page of this Agreement and to the attention of the following persons:

  If to Supplier: Attention General Counsel
  If to Customer: Attention Sean Riddle

32.
Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and when taken together shall constitute one document. The parties expressly authorize the use of a facsimile counterpart as a valid method of execution for Customer so that Supplier may begin processing pending SOPs; in the event that Customer executes this Agreement via facsimile counterpart, Customer agrees to provide Supplier with a fully executed original of this Agreement within five (5) calendar days of such facsimile execution. For valid execution by Supplier, Supplier's original signature shall be required.

33.
Waiver of Breach or Violation Not Deemed Continuing.    The waiver of either party of a breach or violation of any provision of this Agreement shall not operate as or be construed to be a waiver of any subsequent breach or violation hereof.

34.
Business Relationship.    This Agreement shall not create any agency, employment, joint venture, partnership, representation or fiduciary relationship between the parties. Neither party shall have the authority, nor shall any party attempt, to create any obligation on behalf of the other party.

35.
Survival.    The covenants and understandings contained in this Agreement with respect to payment of amounts due, confidentiality, liability and indemnification shall survive any termination of this Agreement. The rights and obligations under this Agreement shall survive any merger or sale of either party and shall be binding upon the successors and permitted assigns of each party.

36.
Amendments I Riders.    Unless otherwise specified herein, this Agreement may be modified or supplemented only by an instrument in writing executed by each party.

37.
Preferred Provider.    Supplier shall be Customer's Preferred Provider for all Dedicated Services throughout the term of this Agreement and any subsequent Renewal Periods, to the extent that (i) Supplier can fulfill Customer's requirements for Service; and (ii) Supplier's quote for Service equals competing quote(s) from comparable carrier(s). In the event that a comparable carrier's then-current quote is less than Supplier's then-current quote for the same Service, Customer shall provide Supplier sufficient evidence of said carrier's quote, and Supplier shall have two (2) business days to match such quote. In the event Supplier is unable to provide a requested Service due to considerations of business, technology or availability—or if Supplier does not match the aforementioned competitive carrier's quote pursuant to the terms herein—Customer may seek such Service from another vendor, but shall continue to request from Supplier all other Dedicated Services and purchase those that Supplier is able to provide.

  Supplier shall have the right to request verification, including but not limited to written documentation, substantiating Customer's compliance with terms in this Section 37; such request shall include specific information needed by Supplier. Within thirty (30) days of written request by Supplier, Customer shall provide requested verification. In the event Supplier determines that requirements herein are not met, Supplier shall exercise any rights or remedies Supplier may have under this Agreement, at law, or in equity.

  This Section 37 shall not apply to Xclusive, Xnet or any other switched services provided under this Agreement.

38.
Entire Agreement.    This Agreement constitutes the entire and final agreement between the parties with respect to the subject matter hereof and specifically supersedes the; (i) Agreement for Terminating Services dated February 16, 1996 and all subsequent amendments and service orders related to such Agreement for Terminating Services between IXC Long Distance, Inc. and Amerivision Communications, Inc., (ii) Service Agreement dated March 12, 1996 and all subsequent amendments, addenda, and service orders related to such Service Agreement between Broadwing Communications Services Inc. f/k/a IXC Communications Services, Inc. f/k/a IXC Carrier, Inc./IXC Long Distance, Inc. and AmeriVision Communications, Inc., successor by assignment to Hebron Communications Corporation f/k/a Hebron Corporation*, (iii) Telecommunications Service Agreement dated September 1, 1997 and all subsequent amendments and service orders related to such Telecommunications Service Agreement between Broadwing Communications Services Inc. f/k/a IXC Communications Services, Inc. f/k/a IXC Carrier, Inc./IXC Long Distance, Inc./IXC Broadband Services, Inc., and AmeriVision Communications, Inc. f/k/a Hebron Communications Corporation f/k/a Hebron Corporation, and

  (iv) Collocate Addendum dated October 3, 1996 and all subsequent amendments and service orders related to such Collocate Addendum between IXC Carrier, Inc. and Hebron Corporation, and all prior agreements relating to the subject matter hereof, which are of no further force or effect. Any and all Services pertaining to the subject matter hereof and active as of the Effective Date shall be governed by the terms and conditions herein. There are no oral agreements between the parties. No party is entering into this Agreement in reliance on, and this Agreement shall not be contradicted or supplemented by, any prior or contemporaneous (i) condition, discussion, promise, statement, understanding, or undertaking; (ii) letter of intent, commitment or approval; or (iii) other agreement or document.

  *
  In reference to the Service Agreement dated March 12, 1996 and the Collocate Addendum dated October 3, 1996 above, Hebron entered into an Asset Purchase Agreement which provided for the assignment of the Agreement (including the Collocate Addendum) to AmeriVision Communications, Inc. of which Hebron and AmeriVision notified Supplier via letter dated January 14, 2000.

        This Agreement, including any terms and conditions, supplements, amendments, addenda, riders and/or exhibits that are attached hereto and incorporated herein, constitutes the entire Agreement by Supplier and Customer pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings in connection herewith. Any and all Services pertaining to the subject matter hereof and active as of the Effective Date shall be governed by the terms and conditions herein.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date last written below.

Broadwing Communications Services Inc.

By: /s/  STEPHEN DALLA BETTA
 Name: Stephen Dalla Betta
 Title: Vice President Business Development
 Date: 10-18-02

Full Business Address:
1122 Capital of Texas Highway South
Austin, Texas 78746-6426
Telephone: (512) 742-3700
Facsimile: (512) 328-7902

AmeriVision Communications, Inc.

By: /s/  JOHN E. TELLING
 Name: John E. Telling
 Title: President/CEO
 Date: 10-11-02

Full Business Address:
5900 Mosteller Drive, Suite 1600
Oklahoma City, Oklahoma 73112
Telephone: 405-600-3859
Facsimile: 405-600-3617
Billing Contact: Alicia Riddle
Telephone: 405-600-3627

Exhibit A—Taxes on Telecommunications Services

For assistance in completing this form, contact Supplier's Tax Department at 512-742-5294.

Please check one of the following:

☒
Telecommunications services purchased from Supplier are for resale purposes in the normal course of our business (on are subject to other tax exemptions). These services are exempt from federal, state and local taxes.

    If checked, complete Section 1 & Section 2 below for the applicable states where service is provided.

☐
Telecommunications services purchased from Supplier are not for resale purposes, but are purchased for our own use. These services are not subject to other exemptions.

    If checked, sign here:                Date:

Section 1. Certificate of Exemption from Federal Excise Taxes on Communications Services and Facilities

        The undersigned hereby certifies that the service furnished by Supplier is exempt from the Federal Excise Tax on Communications and Facilities imposed by Internal Revenue Code (IRC) Section 4251 because the undersigned is exempt under IRC Section 4253 for such reason as marked below (check one). The undersigned agrees to notify Supplier in writing when the claimed status no longer applies.

☐
A nonprofit hospital referred to in IRC Section 170(b)(l)(A)(ii) which is exempt from income tax under Section 501(a).

☐
A nonprofit educational organization described in IRC Section (170)(b)(l)(A)(ii) which is exempt from income tax under Section 50 1(a).

☐
A School which is operated as an activity of an organization described in IRC Section 50I(c)(3) which is exempt from income tax under Section 505(a), and operates as described in IRC Section 4253(j).

☐
The U.S. government, government of a State, political subdivision of a state of the District of Columbia.

☐
The American Red Cross or an international organization described in Internal Revenue Code Sections 770I(a)(18) and 253(c).             A news service company of the type referred to in Internal Revenue Code Section 4253(b).

☐
Diplomatic, consular or other officers of foreign governments temporarily residing in the United States who are nationals of the foreign country on a diplomatic mission.

☒
The service will be used exclusively in the rendering of a communications services upon which tax is imposed by IRC Section 4251. It is understood that no tax will be collected by Supplier on charges for said service and that it will be the responsibility of the undersigned to collect such tax as may be due from its customers.

☐
The service, which is defined in Section 4252(b)(2), is for use by a common carrier, telephone or telegraph company, or radio broadcasting station or network in the conduct of its business as such.

        FOR THIS CERTIFICATE TO BE VALID YOU MUST CHECK ONE OF THE ABOVE BOXES, SIGN AND DATE THE CERTIFICATE AND PROVIDE AN EFFECTIVE DATE. ANY MODIFICATIONS TO THE ABOVE WILL RENDER THE CERTIFICATE NULL AND VOID.

THE EXEMPT STATUS OF THE UNDERSIGNED IS EFFECTIVE AS OF	10-1-02
Customer Name: AmeriVision Communications, Inc.	FEDERAL TAX ID.

        I swear under penalty of fines, imprisonment, or both, together with cost of prosecution that the statement contained herein are true to the best of my knowledge.

Exhibit A—Taxes on Telecommunications Services—Section 2. Uniform Sales & Use Tax Certification Form

        Issued to: Broadwing Communications Services Inc., 1122 Capital of Texas Hwy. South, Austin, Texas 78746-6426

        Certify that: Amerivision Communications, Inc. is registered and/or identified with the below listed cities and/or states within which your firm would deliver purchases to us and that any such purchases are for wholesale, resale, ingredients or components of a new product to be resold, leased, rented or used in the normal course of our business. We are in the business of wholesaling, retailing, manufacturing, leasing, renting or providing non-taxable services or products.

        Check applicable box: ☐ Single Purchase Certificate ☒ Blanket Certificate

Is engaged as a registered (where applicable):	☐ Wholesaler ☐ Lessor ☒ Retailer ☐ Manufacturer ☐ Exempt Organization Use ☐ Other (Specify)

        Product or service rendered by Customer:

State Registration or I.D. No.

        I further certify that if any property so purchased tax free is used or consumed by the firm as to make it subject to a sales or use tax we will pay the tax due direct to the proper taxing authority when state law so provides or inform the seller for added tax billing. This certificate shall be part of each order which we may hereafter give to you, unless otherwise specified, and shall be valid until canceled by us in writing or revoked by the city or state.

Exemption Claimed:	☐ Resale ☐ Federal Government ☐ Exempt Organization ☐ State & Local Government ☐ Direct Payment Permit ☐ Other (Specify)

        I swear and affirm that the information on this form is true and correct as to every material matter.

Exhibit A—Taxes on Telecommunications Services (continued)

Universal Service Charge Waiver Certificate

Issued To: Broadwing Communication Services Inc.

        Customer represents he/she is authorized to execute this certificate and hereby claims exemption from the federal Universal Service Fee (USF) appearing on the invoices of Broadwing Communication Services Inc. If the claim status is determined to be invalid, Customer accepts the responsibility to meet any past and/or future Universal Service Fee obligations that may occur as an outcome of the claimed exempt status.

          Customer certifies that it is a provider of telecommunications services and that the telecommunication services furnished by Broadwing Communication Services Inc., or its subsidiaries, will be used exclusively in the rendering of telecommunications services to end users for which the undersigned will be responsible for making its own contribution to the Federal Universal Service Fund. It is understood that no Universal Service Fee (or Universal Service Fund contribution) will be collected by Broadwing Communication Services Inc. on charges for said services and it will be the responsibility of the undersigned to make its own contribution to the Universal Service Administrator pursuant to the rules and regulations of the Federal Communications Commission. The undersigned also certifies that it filed FCC Form 499A with the Universal Service Administrative Company.

          Customer will continue to file a Universal Service Worksheet with the Universal Service Administrator every six months, or as otherwise required by the FCC.

          Customer is required to contribute to the Universal Service support mechanisms with respect to its resale of the services for which this waiver is sought, subject to Section 254 of the Communications Act and FCC Rules and Orders issued to implement Section 254, but has not yet been required to file a Universal Service Worksheet with the Universal Service Administrator, for the indicated reason:

  ☐
  Customer was not an interstate telecommunications common carrier or private service provider during any period for which a Universal Service Worksheet was required to be filed. Customer began to operate as an interstate telecommunications common carrier or private service provider on

  ☐
  Customer was subject to the de minimus exception to the Universal Service Worksheet filing requirement for the period for which a Universal Service Worksheet was most recently required to be filed. Customer will not be subject to the de minimus exception to the Universal Service Worksheet filing requirement for the period for which a Universal Service Worksheet next will he required to be filed.

Broadwing Service Supplement
Xclusive Services

  Customer Responsibilities:

  A. Certification.    Customer hereby represents and warrants that it is certified to do business in all jurisdictions in which it conducts business and is in good standing in all such jurisdictions. Customer further represents and warrants that it is certified by the proper regulatory agencies to provide interstate, intrastate and international long distance services to End-Users in those jurisdictions where such services are to be provided by Customer. Customer shall keep current during the term of this Agreement, copies of its Certificates of Public Convenience and Necessity or similar documents certifying Customer's interstate, intrastate, or international operating authority in any local, state, or federal jurisdiction (collectively, "Service Compliance Certificates") and furnish copies thereof to Supplier within ten (10) days of written request by Supplier. Supplier reserves the right to refuse or withhold Service in any jurisdiction in which Customer's Service Compliance Certificate has not been furnished to Supplier in a timely manner. Customer shall defend and indemnify Supplier from any losses, expenses, demands and claims in connection with Customer's failure to provide Supplier with such Service Compliance Certificates. Such indemnification includes costs and expenses (including reasonable attorney's fees) incurred by Supplier in settling, defending, or appealing any claims or actions brought against it relating to Customer's failure to provide such Service Compliance Certificates.

  B. Records.    Customer will maintain documents and records supporting Customer's re-sale of Service, including, but not limited to, an appropriate and valid Letter of Agency ("LOA") from each End-User for a period of not less than twenty-four (24) months or such other longer period as may be required by applicable law, rule or regulation. Valid proof of authorization includes an exact match of the name and telephone number on the LOA completed by the person authorized to make the switch or the actual tape of authorization in compliance with applicable Federal Communications Commission ("FCC") and state regulations. Customer must obtain a signed LOA from each End-User utilizing 800 service. Customer shall make originals available upon request of Supplier, any local exchange carrier ("LEC") or any regulatory agency within four (4) business days. A Customer is responsible for providing LOAs for its agents or resellers. Customer shall indemnify Supplier for any costs, charges or expenses incurred by Supplier arising from disputes involving Service to be provided to Customer for which Customer cannot produce an appropriate LOA relevant to the ANI and PlC Charge in question, or when Supplier is not reasonably satisfied that the validity of a disputed LOA has been resolved.

  C. LEC Primary Interexchange Carrier Change Charges ("PlC Charges").    Customer shall be responsible for PlC Charges that maybe imposed on Supplier as a result of End-Users moving onto or off of the Supplier's network. In the event of a dispute regarding a transfer to the Supplier's network, including, but not limited to those resulting from Customer's inability or refusal to provide original End-User LOA.s when requested, Customer shall pay Supplier such PlC Charges, and any other expenses or damages suffered by Supplier relating to any such transfer. To the extent Customer makes any statements or representations to third parties (including End-Users) with regard to Supplier, the Services, or the terms hereof, such statements or representations shall be true and not misleading. When applicable, Customer will be responsible for notifying each End-User, in writing (or by any other means approved by the FCC that: (i) a transfer charge will be reflected on such End-User's LEC bill for effecting a change in primary interexchange carriers, (ii) the entity name under which such End-User's interstate, intrastate and/or operator services will be billed (if different from Customer), and (iii) the "primary" telephone number(s) to be used for maintenance and questions concerning such End-User's long distance service and/or billing. Customer shall send Supplier a copy of the documentation Customer uses to satisfy the above requirements promptly upon request. Supplier may change the foregoing requirements at any time in order to conform with applicable FCC and state regulations. Notwithstanding the foregoing, however, Customer shall be solely responsible for ensuring that the transfer of End-Users to the Supplier's network conforms with applicable FCC and state regulations, including, without limitation, the regulations established by the FCC with respect to verification of orders for long distance service.

  D. Anti-Slamming Policy.    Supplier will not tolerate the practice of slamming, the intentional, unauthorized transfer of a customer's local or long distance service provider. Customer is responsible for resolving end user slamming complaints received by Customer or by Supplier on behalf of Customer; Supplier will not investigate or resolve slamming complaints brought by an End-User against Customer. If Supplier receives a slamming complaint from a regulatory body (FCC, state commissions, Federal and state counsel) against Customer and Customer is unable to provide Supplier with a valid LOA, then Customer will be required to pay an Unauthorized Carrier Change Charge of S200 for each unauthorized PlC change. This charge is to cover the administrative costs for processing the complaint and is in addition to any fines or penalties assessed by a state or federal regulatory agency, such fines or penalties also being the responsibility of the Customer. Continued acts of slamming by Customer shall be considered grounds for revoking any and all contracts with Customer and further refusing to provide service to Customer.

  E. Anti-Cramming Policy.    Supplier will not tolerate the practice of cramming, the intentional, unauthorized addition of services or charges on a customer's bill. Customer may not submit for billing on the End-User customer's telephone bill charges other than those for products or services that are authorized by the end user customer and those that are required by regulatory or governmental authorities. When Customer submits such a change order, Customer shall provide to Supplier adequate proof of authorization and compliance within four (4) business days after Supplier requests a copy in writing. Continued acts of cramming or non-compliance will be grounds for service refusal and termination of all contracts, If Supplier receives a cramming complaint from a regulatory body (FCC, state commissions, Federal and state counsel) involving Customer, Supplier will assess Customer an Unauthorized Service Change Charge (USCC) of $200 for each complaint. Supplier will not assess the USCC for complaints where valid authorization was obtained and furnished to Supplier within four (4) business days. Valid authorization is defined as one of the following: (i) A voice recording of the entire and actual conversation with the End-user Customer; (ii) A written and signed document; or (iii) A voice recording of independent third party verification. The documented authorization should contain, at a minimum, the information required by the FCC and applicable state regulations.

  The documented authorization should be retained for a period of not less than two (2) years. If Customer resells Supplier's services through other companies or agents Customer will be responsible for any complaints caused by Customer's resellers or agents.

  F. Forecasts.    Before Customer's initial order for Service, Customer shall provide Supplier with a forecast covering a good faith estimate of the monthly traffic volume and distribution for the ordered Services so as to enable Supplier to configure optimum network arrangements. Customer shall thereafter provide notification to Supplier of any significant increases in its traffic volumes and distribution. Supplier shall provide Customer with any information reasonably requested to help Customer with its forecasts.

2.
Excluded ANIs.    Supplier has the right to reject any automatic number identifier ("ANI") supplied by Customer for any of the following reasons: (i) Supplier is not authorized to provide or does not provide long distance services in the particular jurisdiction in which the ANI is located; (ii) a particular ANI submitted by Customer is not in compliance with Supplier's then-current format, which shall be made available to Customer upon request; (iii) Customer is not certified to provide long distance services in the jurisdiction in which the ANI is located; (iv) Customer is in default of this Agreement; (v) Customer fails to cooperate with Supplier in implementing reasonable verification processes determined by Supplier to be necessary or appropriate in the conduct of business; or (vi) any other circumstance reasonably determined by Supplier which could adversely affect Supplier's performance under this Agreement or Supplier's general ability to transfer its other customers or other End-Users to the Supplier's network, including without limitation, Supplier's ability to electronically effect PLC changes with the LECs. However, whether or not

  Supplier is electronically connected to the LECs, Supplier shall issue PlC orders on behalf of Customer. In the event Supplier rejects an ANT, Supplier will use its best efforts to notify Customer within forty-eight hours of its decision specifically describing the rejected ANI and the reason(s) for rejecting that ANT. Further, any ANI requested by Customer for Service may be deactivated by Supplier after five (5) days' written notice to Customer if no Service billings relevant thereto have been generated in any prior period of three (3) consecutive calendar months.

3.
Fraudulent Calls.    Customer shall indemnify and hold Supplier harmless from all costs, expenses, claims or actions arising from fraudulent calls of any nature which may comprise a portion of the Service to the extent that the party claiming the call(s) in question to be fraudulent is (or had been at the time of the call) an End-User of the Service through Customer or an End-User of the Service through Customer's distribution channels. Customer shall not be excused from paying Supplier for Service provided to Customer or any portion thereof on the basis that fraudulent calls comprised a corresponding portion of the Service. In the event Supplier discovers fraudulent calls being made (or reasonably believes fraudulent calls are being made), nothing contained herein shall prohibit Supplier from taking immediate action that is reasonably necessary to prevent such fraudulent calls from taking place, including without limitation, denying Service to particular ANIs or terminating Service to or from specific locations. Supplier shall use reasonable efforts to notify Customer in the event Supplier takes action upon discovery of fraudulent calls. In the event Customer discovers fraudulent calls being made (or reasonably believes fraudulent calls are being made), Customer shall notify Supplier as soon as possible at 1-800-353-3678.

4.
Rate Changes/Service Modifications.    Supplier reserves the right to eliminate Services and/or modify charges for Services upon not less than thirty (30) days' written notice to Customer for domestic Services and upon not less than seven (7) days' written notice to Customer for international Services, which notice will state the effective date for the elimination or modification. Notwithstanding the foregoing, Supplier reserves the right to eliminate services and/or modify charges for services to Mexico with not less than one (1) day prior written notice. In the event Supplier increases rates for domestic (interstate and intrastate) Xclusive Services hereunder by an average often percent * during the term of this Agreement, Customer may request and Supplier shall agree to renegotiate domestic rates for Xclusive Services hereunder. In the event Supplier notifies Customer of elimination of any Xclusive domestic Services hereunder, Customer may request and Supplier shall agree to renegotiate the remaining switched Services in good faith.

5.
Calculation of Call Duration.    Supplier will calculate call duration for Call Detail Records ("CDRs") which will be sent to Customer by Supplier for Customer to re-bill Customer's End-Users, based upon the then-current Broadwing OnLineTM software specifications. Customer's use of the Broadwing OnlineTM Software shall be provided pursuant to the Software License Agreement attached hereto as Exhibit A. Customer will be billed according to the rates in the attached exhibits based on call duration of each CDR. Call duration for outbound services will be from answer supervision of the called party to disconnect. Call duration for inbound service will be from trunk seizure of the Customer's platform to disconnect. CDRs, upon request by Customer will be sent by Supplier within five (5) business days from the end of the month in which service is rendered. Customer shall choose to have the CDRs delivered either by electronic transmission or by CD ROM and shall pay for such delivery according to Supplier's ancillary rate sheet. CDRs shall be made available for up to one (1) year from the date of service. The information format of the CDRs is included in the User Guide and is subject to change from time to time at Supplier's sole discretion.

6.
Payphone Calls.    Included in the monthly billings under this Agreement, Supplier will bill Customer * for each payphone-compensable call. Customer shall reconcile its payphone monthly billing within fifteen (15) days following receipt of the bill by providing Supplier (i) a copy of any contracts Customer has with Payphone Service Providers (PSPs) for directly compensable calls, and (ii) the necessary call detail in the format prescribed by Supplier to enable Supplier to determine completed calls and to determine calls for which Customer has a direct payment relationship with PSPs. Approved credits will appear on Customer's next invoice.

7.
Revenue Commitment for Combined Xclusive & Xnet Services.    Customer shall purchase combined Xclusive and Xnet Services hereunder of at least * (the "Total Revenue Commitment"). During the term of the Agreement Customer shall have a "take or pay" commitment in the amount of the Total Revenue Commitment pursuant to the following terms: Commencing on the Effective Date and continuing through the third complete calendar month following the Effective Date (the "Ramp-Up Period"), Customer shall use its best efforts to utilize at least * per month in combined Xclusive and Xnet Services hereunder; however, Customer shall only be invoiced for actual usage charges, based upon rates in the applicable exhibits. Commencing on the first day after three (3) complete calendar months following the Effective Date and continuing for nine (9) months thereafter, Customer shall purchase combined Xclusive and Xnet Services hereunder of at least * per month (the "Monthly Commitment Level"). Any amounts exceeding the Monthly Commitment Level shall count toward Customer's Total Revenue Commitment. As used herein, a "take or pay" commitment means that Customer has the obligation to pay for combined Xclusive and Xnet Services hereunder (at the same time as payment is or would be due for said Services for such month) in such amount for each month during such periods, whether or not said Services are actually used, excluding, without limitation, service charges, interest, installation costs, local loops and nonrecurring charges. At the end of twelve (12) complete calendar months following the Effective Date, if Customer has not met the Total Revenue Commitment, Customer shall continue to pay * per month until the Total Revenue Commitment has been satisfied. Notwithstanding anything to the contrary herein, in the event Customer's cumulative payments to Supplier (excluding, without limitation, service charges, interest, installation costs, local loops and nonrecurring charges) equal the Total Revenue Commitment, Customer's take or pay obligation under this Agreement shall terminate. Subject to the terms and conditions herein, Customer shall pay for combined Xclusive and Xnet Services hereunder at the rates reflected in the applicable exhibit.

List of Exhibits

Exhibit A    Software License Agreement
Exhibit B    Xclusive Services Rates

Exhibit A—Software License Agreement

        This Software License Agreement (this "Agreement") is made and entered into this 1st day of October 2002 (the "Effective Date"), by and between Broadwing Communications Services Inc., a Delaware corporation ("Broadwing") and AmeriVision Communications, Inc., a(n) Delaware corporation ("LICENSEE").

RECITALS

A.
Broadwing is a provider of telecommunications services and LICENSEE is a customer of Broadwing pursuant to the Master Service Agreement ("MSA") to which this Agreement is attached to the Xclusive Switched Service Supplement as Exhibit A.

B.
Broadwing has developed and owns all right, title and interest in and to a proprietary collection of computer programs known as "Broadwing OnLineTM" which Broadwing makes available to its customers (the "Software") so as to enable Broadwing's customers to access a certain database maintained by Broadwing relating to the telecommunications traffic carried by Broadwing (the "Database").

C.
LICENSEE desires to license from Broadwing and Broadwing desires to grant to LICENSEE, on the terms and subject to the conditions of this Agreement, a license to use the Software so as to enable LICENSEE to access the Database.

AGREEMENT

        In consideration of the foregoing recitals and the mutual covenants, agreements, representations and warranties contained herein and in the MSA, the parties intending to be legally bound, hereby agree as follows:

  Grant of License.

  1.1.
  Subject to the terms and conditions of this Agreement, Broadwing hereby grants to LICENSEE a license (the "License") to use the Software in object code form only, solely on, together with and as an integral part of a single Qualified Configuration (as defined in Section 3.1, below) solely for interconnection to the Database for purposes of accessing any one or more of the various functions made available at the sole discretion of Broadwing, including, without limitation, order entry, entry and retrieval of customer information, trouble reporting, status inquiries, report writing and expense tracking.

  1.2.
  Scope of License.    The License is nonexclusive and nontransferable and only extends to LICENSEE. LICENSEE agrees that it shall not, without the prior written consent of Broadwing, which consent may be withheld by Broadwing in its sole and absolute discretion, (i) transfer or sublicense the Software to any third party, directly or indirectly, manually or electronically, (ii) assign this Agreement or any interest herein to any third party, or (iii) contract, create, incur, assume or allow to exist any claim, mortgage, lien, security interest or other charge or encumbrance with respect to this Agreement or the Software to any third party.

  1.3.
  Retention of Rights.    The License places no restriction on Broadwing's right to use, market, distribute, license or sell the Software (or any portion thereof) to any third party. All rights not expressly granted herein are retained by Broadwing.

2.
Term.    This Agreement and the License created hereunder shall remain in effect until the earlier to occur of (i) the termination of the MSA, or (ii) either party giving to the other thirty (30) days' prior written notice of such party's election to terminate this Agreement.

3.
Installation of the Software on the Qualified Configuration.    Broadwing shall be responsible for installing the Software on the Qualified Configuration (the "Installation") in accordance with the terms and conditions of this Section 3.

  3.1.
  The qualified Configuration.    The required hardware and software to enable LICENSEE to use the Software is hereinafter referred to as the "Qualified Configuration" and shall consist of the hardware and software configuration which is more fully described on Schedule I attached hereto and incorporated herein by this reference. LICENSEE, at its cost, shall be responsible for procuring the Qualified Configuration. At all times during the term of this Agreement, LICENSEE, at its cost, shall be responsible for maintaining the Qualified Configuration, including, without limitation, purchasing and utilizing any and all third-party software, and all updates or new releases pertaining thereto, as may be required to ensure that the Software continues to operate on the Qualified Configuration.

    To ensure satisfactory operation of the Software, Customer hereby agrees and acknowledges that the Software is intended for use with Windows NT and Windows 95 which is part of the Qualified Configuration. Any other version of Windows, is not considered a Qualified Configuration. Broadwing provides technical support assistance for the Software in conjunction with Windows NT and for no other operating software.

    Customer hereby assumes any risks in connection with the use of any operating software other than Windows NT and Windows 95 in connection with the Software. Customer hereby waives any claim or cause of action against Broadwing that may arise in connection with Customer's use of operating software other than Windows NT in connection with the Software.

  3.2.
  Performance of the Installation.    In order to enable Broadwing to expeditiously perform the Installation, as soon as practicable after the Effective Date, LICENSEE shall allow Broadwing access, during normal business hours, to the Qualified Configuration. Upon gaining such access to the Qualified Configuration, Broadwing shall commence with the Installation and shall diligently pursue completion thereof.

4.
Maintenance of the Database.    LICENSEE acknowledges that Broadwing must from time to time perform periodic maintenance of the Database which may result in a temporary shutdown of the Database and, during such times, Broadwing may suspend entry of new orders to the Database. Broadwing agrees to provide LICENSEE with as much advance notice as is reasonably possible of any such planned or scheduled maintenance.

5.
Revisions, Additions and Modifications.    Broadwing may from time to time provide LICENSEE with revisions of the Software. LICENSEE shall accept such revisions, provided that if the revisions change existing procedures or file formats for order entry, response files and call detail records ("CDRs"), Broadwing will provide LICENSEE with at least thirty (30) days' prior written notice of such revisions, and shall instruct LICENSEE, without charge, in the installation and use of the revisions.

6.
Additional Obligations of Broadwing.

6.1.
File Privacy.    Broadwing will take all commercially reasonable action to protect LICENSEE's files and data from being accessed by any third parties other than those third parties, if any, that may have been authorized by LICENSEE to access such files and data.

6.2.
File Security.    Broadwing will archive for a reasonable period of time, all of LICENSEE's CDR data and will provide a copy of the most recent data to LICENSEE at such times that invoices are generated under the MSA. Nonetheless, Broadwing cannot guarantee that Broadwing's files and data will not be lost or altered and, therefore, LICENSEE hereby agrees to be solely responsible for maintaining a procedure external to the Database for maintaining and archiving all of its CDR data.

7.
Additional Obligations of LICENSEE.

7.1.
Communication Costs.    LICENSEE shall be responsible for all communication costs from LICENSEE's facility to the designated Database server location, including, without limitation, all equipment and telephone costs and any connection charges thereto.

  7.2.
  Letters of Authorization.    LICENSEE acknowledges and agrees that certain of the services available on the Database require executed end-user Letters of Authorization/Agency ("LOAs"). LICENSEE shall maintain a file of all requisite LOAs and supply photocopies of such LOAs to Broadwing within five (5) business days of Broadwing's request, in accordance with the directions provided to LICENSEE at such time,

  7.3.
  Authorized Users.    LICENSEE shall maintain and provide to Broadwing, within five (5) business days of its receipt of written notice from Broadwing requesting such information, a list of all persons authorized by LICENSEE to use the Software. All such persons shall be employees of LICENSEE and LICENSEE shall take all action necessary to ensure that such users do not (i) violate any of the terms and conditions of this Agreement, or (ii) access any files or data for licensees other than LICENSEE,

8.
Trademark Ri2hts.    Broadwing has adopted and owns certain trademarks and service marks used in identifying and marketing Broadwing technology, products and services including, but not limited to the marks "Broadwing," "IXC," "IXC On-Line," and "Broadwing OnLine" (collectively, the "Trademarks"). LICENSEE recognizes and concedes for all purposes that any trademarks, logos or trade names affixed by Broadwing to Broadwing technology, products and services, whether or not registered, constitute the exclusive property of Broadwing and cannot be used by LICENSEE, nor shall LICENSEE use any confusingly similar mark, logo or trade name.

9.
Proprietary Ri2hts—Confidential Information.    Full copyright and title to the Software shall at all times remain with Broadwing. Customer agrees to (i) maintain in confidence any confidential information of Broadwing obtained by Customer during the term of this Agreement, and (ii) refrain from disclosing confidential information of Broadwing to anyone until that information shall be in the public domain.

10.
No Warranty: Limitation of Liability.    BROADWING EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES WITH RESPECT TO THE SOFTWARE, INCLUDING ALL IMPLIED WARRANTIES OR CONDITIONS OF TITLE, NONINFRINGEMENT, FITNESS OR SUITABILITY FOR ANY PARTICULAR PURPOSE. LICENSEE ACKNOWLEDGES AND AGREES THAT BROADWING'S MAXIMUM AGGREGATE LIABILITY TO LICENSEE UNDER THIS AGREEMENT SHALL IN NO EVENT EXCEED $25,000.00.

11.
Warranty of Authority.    Each of the individuals signing this Agreement on behalf of a party hereto warrants and represents that such individual is duly authorized and empowered to enter into this Agreement and bind such party hereto.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

Broadwing Communications Services Inc.	AmeriVision Communications, Inc.
By: /s/ Stephen Dalla Betta	By: /s/ John E. Telling
Title: Vice President Business Development	Title: President/CEO

The following constitutes the minimum recommended requirements for Broadwing OnLine ~ Based on the work functions used and volumes of work, other configurations may also be supported.

  Hardware for PC Platform

Processor: Intel 486/66

At least 16MB RAM for NT 3.51; 32MB RAN/I for NT 4.0, Win95

High Density (1.44 MB) 3.5" floppy disk drive

Hard Disk with a minimum of 1 GB of storage (driven by CDR volumes)

SCSI Controller preferred to IDE (but not mandatory)

101 Keyboard

Mouse (at least 2 button)

Network cards that are compatible with WindowsNT (if connected to LAN)

  CD-ROM

Double speed or faster; supported by Windows NT (for billing via CD-ROM)

Video Card and Monitor

SVGA, 800 × 600 resolution screen (1024 × 768 resolution is acceptable as well, but the screen will appear smaller.)

15" Color Monitor, 0.28" dot pitch

  Software and Operating System

Windows NT Workstation (version 3.51 or 4.0) or Windows 95

Miscellaneous Software

Virus checking programs (NT and Win 95 compatible)

Any relational database that can read. DBF (database) files so that order status can be tracked
(Examples of programs that read these files: FoxPro, Paradox, Oracle, Excel, Approach, Access.)

  Security

Broadwing OnLine TM will scan for viruses as files are transferred to the system. As such, only ASCII file uploads will be accepted. Files suspected of containing a virus will not be processed by Broadwing OnLine—and the user will be notified of the problem.

  Interactive Interface Requirements

If the interface with Broadwing OnLine04is dial-up, the requirements (in addition to the "Common Requirements" stated above) are as follows:

Hayes compatible modem at 28.8 kbps (async)

For batch ASCII file transfer, Procomm Plus or a comparable communication transfer software (must support X-modem and Z-modem protocols) is recommended.

Users who will enter orders interactively need not purchase this software.

Sufficient hard disk storage to receive CDR files; 1 Gig + recommended. (Based on your specific volumes.) Windows NT Remote Access Service—native to Windows NT (for interactive use)

If the physical interface with Broadwing OnLine TM~S via a dedicated line, then the requirements, in addition to the "Common Requirements" stated above, are as follows:

56 / 64 kbps line (DS-0) from customer site to Broadwing determined location
(to be confirmed based on Broadwing's WAN configuration)

CSU/DSU for line termination (to be confirmed based on Broadwing's WAN configuration)—coordinate with Broadwing MIS department

Router connection or Eicon card

Database Configuration

Many of the preparations required for the establishment of your database must be performed by Broadwing. After receiving a fully executed contract, your Account Manager will require your assistance in completing some of these tasks, such as your Customer Profile and Calling Card Setup.

Access to Broadwing OnLineTM

Once you have met all of the hardware and software requirements, you will be given your assigned User ID's and passwords, as well as the software that will allow you to access Broadwing OnLineTM.

Exhibit B—Xclusive Services Rates*

Customer: AmeriVision Communications, Inc.

Xclusive Interstate Rates*

                      Interstate Rate Per Minute by OCN Category*

                      Intrastate Rate Per Minute by OCN Category*

Xclusive Billing Increments*

Ancillary Service Charges*

SubCIC Options

Notes

~
Reseller ID set-up charges are waived for the first three reseller profiles. Check with your Account Executive for details. profile is a change of address.

(2)
First 700 Branding set-up is at no charge. These charges apply to custom branding after the first 700 number.

An example of a change to the Reseller I.D.

Terms and Conditions

A.
All monthly fees are pro-rated. All others are not.

B.
No charges are eligible for discounts.

C.
Ancillary charges are applied at the time of initial account set-up. Charges for changes are applied when changes occur.

Transport for Interconnect

Local Loops

Reseller ID Setup(1)

700 Branding(2)

Mexico Toll Free Service

ASR fees

Per call

Non-recurring

I.C.B.

Broadwing Service Supplement
Xnet LOCN Services

  Customer Responsibilities.

  A. Volume Forecasts. Prior to the Service Commencement Date and by the end of each quarter thereafter, Customer shall provide Supplier with forecasts covering a good faith estimate of the monthly traffic volume and distribution for the ordered Services for the next three (3) calendar months. Supplier shall provide Customer with any information reasonably requested to help Customer with its forecasts.

  B. Service Interconnections. In order to utilize Xnet or other dedicated Services, Customer shall be solely responsible for establishing and maintaining a full time, dedicated connection (a "Service Interconnection") between its network and one of Supplier's designated hubs ("HUBS"), subject to Supplier's approval in accordance with the terms of this Agreement. If a Service Interconnection is proposed to be made using a LEC, Supplier may require Customer to utilize Supplier's entrance facilities or local service arrangement ("LSA") with the relevant LEC, and Customer shall be subject to a non-discriminatory charge therefor from Supplier. The monthly recurring charge relevant to Customer's use of LSA capacity shall be subject to adjustment by Supplier from time to time. Such adjustment, if any, shall not exceed the rate that otherwise would be charged for the equivalent service from the LEC pursuant to its published rates for such service.

  C. Certification. Customer hereby represents and warrants that it is certified to do business in all jurisdictions in which it conducts business and is in good standing in all such jurisdictions. Customer further represents and warrants that it is certified by the proper regulatory agencies to provide interstate, intrastate and international long distance services to End-Users in those jurisdictions where such services are to be provided by Customer. Customer shall keep current during the term of this Agreement, copies of its Certificates of Public Convenience and Necessity or similar documents certifying Customer's interstate, intrastate, or international operating authority in any local, state, or federal jurisdiction (collectively, "Service Compliance Certificates") and furnish copies thereof to Supplier within ten (10) days of written request by Supplier. Supplier reserves the right to refuse or withhold Service in any jurisdiction in which Customer's Service Compliance Certificate has not been furnished to Supplier in a timely manner. Customer shall defend and indemnify Supplier from any losses, expenses, demands and claims in connection with Customer's failure to provide Supplier with such Service Compliance Certificates. Such indemnification includes costs and expenses (including reasonable attorney's fees) incurred by Supplier in settling, defending, or appealing any claims or actions brought against it relating to Customer's failure to provide such Service Compliance Certificates.

  D. PIU Certification. Absent the automatic number identification ("ANI") of the calling party, Customer shall provide Supplier with a written certification (the "Certification") of the percentage of interstate (including international) and intrastate minutes of use relevant to the minutes of traffic to be terminated in the same state in which the Supplier HUB is located to which the Service Interconnection is made. This Certification shall be provided by Customer prior to commencement of Service for any Service Interconnection. It shall be updated from time to time: (i) as desired by Customer; or (ii) upon request of Supplier made no more than once each calendar quarter. Any such modification or Certification shall be effective as of the first day of the calendar month following forty-five (45) days' written notice to Supplier from Customer. In the event Customer fails to make such Certification, the relevant minutes of use will be deemed to be subject to the Intrastate Rates provided to Customer. In the event Supplier or any other third party requires an audit of Supplier's interstate/intrastate minutes of traffic, Customer agrees to cooperate in such audit at its expense and make its call detail records, billing systems and other necessary information reasonably available to Supplier or any third party solely for the purpose of verifying Customer's interstate/intrastate minutes of traffic. Customer agrees to indemnify Supplier for any liability Supplier incurs in the event Customer's Certification is not supported by such audit.

2.
Rate Changes / Service Modifications. Supplier reserves the right to eliminate Services and/or modify charges for Services upon not less than thirty (30) days' written notice to Customer for domestic Services and upon not less than seven (7) days' written notice to Customer for international Services, which notice will state the effective date for the elimination or modification. Notwithstanding the foregoing, Supplier reserves the right to eliminate services and/or modify charges for services to Mexico with not less than one (1) day prior written notice. In the event Supplier increases rates for domestic (interstate and intrastate) Xnet Services hereunder by an average often * during the term of this Agreement, Customer may request and Supplier shall agree to renegotiate domestic rates for Xnet Services hereunder. In the event Supplier notifies Customer of elimination of any Xnet domestic Services hereunder, Customer may request and Supplier shall agree to renegotiate the remaining switched Services in good faith.

3.
Fraudulent Calls. Customer shall indemnify and hold Supplier harmless from all costs, expenses, claims or actions arising from fraudulent calls of any nature which may comprise a portion of the Service to the extent that the party claiming the call(s) in question to be fraudulent is (or had been at the time of the call) an End-User of the Service through Customer or an End-User of the Service through Customer's distribution channels. Customer shall not be excused from paying Supplier for Service provided to Customer or any portion thereof on the basis that fraudulent calls comprised a corresponding portion of the Service. In the event Supplier discovers fraudulent calls being made (or reasonably believes fraudulent calls are being made), nothing contained herein shall prohibit Supplier from taking immediate action that is reasonably necessary to prevent such fraudulent calls from taking place, including without limitation, denying Service to particular ANI's or terminating Service to or from specific locations. Supplier shall use reasonable efforts to notify Customer in the event Supplier takes action upon discovery of fraudulent calls. In the event Customer discovers fraudulent calls being made (or reasonably believes fraudulent calls are being made), Customer shall notify Supplier as soon as possible at 1-800-353-3678.

4.
Calculation of Call Duration. Supplier will calculate call duration for Call Detail Records ("CDRs") which will be sent to Customer by Supplier for Customer to re-bill Customer's End-Users, based upon the then-current Broadwing specifications. Customer will be billed according to the rates in the attached exhibits based on call duration of each CDR. Call duration for outbound services will be from answer supervision of the called party to disconnect. Call duration for inbound service will be from trunk seizure of the Customer's platform to disconnect. CDRs, upon request by Customer will be sent by Supplier within five (5) business days from the end of the month in which service is rendered. Customer shall choose to have the CDRs delivered either by electronic transmission or by CD ROM and shall pay for such delivery according to Supplier's ancillary rate sheet. CDRs shall be made available for up to one (1) year from the date of service. The information format of the CDRs is included in the User Guide and is subject to change from time to time at Supplier's sole discretion.

5.
Payphone Calls. Included in the monthly billings under this Agreement, Supplier will bill Customer thirty cents ($0.30) for each payphone-compensable call. Customer shall reconcile its payphone monthly billing within fifteen (15) days following receipt of the bill by providing Supplier (i) a copy of any contracts Customer has with Payphone Service Providers (PSPs) for directly compensable calls, and (ii) the necessary call detail in the format prescribed by Supplier to enable Supplier to determine completed calls and to determine calls for which Customer has a direct payment relationship with PSPs. Approved credits will appear on Customer's next invoice.

6.
Revenue Commitment for Combined Xclusive & Xnet Services. Customer shall purchase combined Xclusive and Xnet Services hereunder of at least* (the "Total Revenue Commitment"). During the term of the Agreement Customer shall have a "take or pay" commitment in the amount of the Total Revenue Commitment pursuant to the following terms: Commencing on the Effective Date and continuing through the third complete calendar month following the Effective Date (the "Ramp-Up Period"), Customer shall use its best efforts to utilize at* per month in combined Xclusive and Xnet Services hereunder; however, Customer shall only be invoiced for actual usage charges, based upon rates in the applicable exhibits. Commencing on the first day after * complete calendar months following the Effective Date and continuing for * months thereafter, Customer shall purchase combined Xclusive and Xnet Services hereunder of at least * per month (the "Monthly Commitment Level"). Any amounts exceeding the Monthly Commitment Level shall count toward Customer's Total Revenue Commitment. As used herein, a "take or pay" commitment means that Customer has the obligation to pay for combined Xclusive and Xnet Services hereunder (at the same time as payment is or would be due for said Services for such month) in such amount for each month during such periods, whether or not said Services are actually used, excluding, without limitation, service charges, interest, installation costs, local loops and nonrecurring charges. At the end of * complete calendar months following the Effective Date, if Customer has not met the Total Revenue Commitment, Customer shall continue to pay * per month until the Total Revenue Commitment has been satisfied. Notwithstanding anything to the contrary herein, in the event Customer's cumulative payments to Supplier (excluding, without limitation, service charges, interest, installation costs, local loops and nonrecurring charges) equal the Total Revenue Commitment, Customer's take or pay obligation under this Agreement shall terminate. Subject to the terms and conditions herein, Customer shall pay for combined Xclusive and Xnet Services hereunder at the rates reflected in the applicable exhibit.

List of Exhibits

Exhibit A    Xnet Services Rates
Exhibit B    Dedicated RespOrg

Exhibit A—Xnet Services Rates

Customer: AmeriVision Communications, Inc.

        Rates and terms herein do not apply to services provided by any Local Exchange Carrier, Competitive Access Provider, Competitive Local Exchange Carrier or other local-access provider; rates and terms for such services shall be specified on the applicable Purchase Order.

Xnet Terminating (1+) Interstate Rates*

LATA
Termination Interstate Rate Per Minute by OCN Category
RBOC
	GTE	Major lad	Minor lad
LATA	Termination Intrastate Rate per Minute by OCN Category

Notes/Additional Terms

1)
Domestic rates may be modified upon not less than thirty (30) days written notice to Customer.

2)
NPA/NXX not mapped to a LATA and/or OCN category will be rated at *minute. This includes all NECA calls defined by NPA/NXXs.

3)
OCN classification listings are on Broadwing.com.

4)
Rates include discount; no further discounting shall apply.

Xnet Originating (SXX2) Intrastate Rates

LATA	On terminating Intrastate Rate per Minute by OCN Category

Notes

~
Reseller ID set-up charges are waived for the first three reseller profiles. Check with your Account Executive for details. An example of a change to the Reseller ID. profile is a change of address.

(2)
First 700 Branding set-up is at no charge. These charges apply to custom branding after the first 700 number.

Terms and Conditions

A.
All monthly fees are pro-rated. All others are not.

B.
No charges are eligible for discounts.

Exhibit B—Dedicated RespOrg

For assistance in completing this form please contact Dedicated RespOrg@Broadwing.com

        Dedicated service Resp Org functions will continue to be provided by the AmeriVision Communications, Inc. ("Customer") Resp

        Org group. This functionality will include, but is not limited to, reserving 8XX numbers in the SMS Database, inputting orders to be loaded to BOL for overflow provisioning, mapping services based upon the area of service ordered by Customer, and providing support service should a Customer network outage occur.

        Broadwing Resp Org will provide mapping information to Customer Resp Org in regards to Broadwing's service area. Customer shall provide the contact to whom this is to be given in the blanks at the bottom of this exhibit.

        No number submitted to Customer as a migrate service from another provider will be mapped by Broadwing's Resp Org department until the order is completed in Broadwing dedicated Resp Org. This will insure that Customer has full service prior to a remap. Any trouble ticket provided to Broadwing for a number which has a disconnect, rejected or no order submitted to Broadwing will incur a charge of *per ticket.

        If a number is not reserved in the SMS Database for Customer and the number is entered as a new number, the order will be rejected. No reservations will be made on behalf of Customer.

        If a number is submitted on a dedicated order and the Resp Org is not found in SMS within ten (10) business days of order receipt then the order will be canceled. No number shall be mapped by Customer's Resp Org after the order has been canceled. Once a new order is submitted and Resp Org has been gained, the number(s) will be loaded with Off-Net providers and then can be mapped accordingly in SMS by Customer's Resp Org department.

Customer Resp Org contact:    Sean Riddle                [phone number]

Broadwing Service Supplement
Private Line Services

1.
Scope. Private Line Digital and Optical Services are available between Supplier's On-Net cities on a point-to-point basis. There are two (2) basic configurations for Private Line Digital and Optical Service: (i) Two Point Service allows for two (2) Supplier locations to be connected by one (1) dedicated transport service; and (ii) MultiConnect Service which allows Supplier to aggregate multiple lower point-to-point services terminating at multiple locations onto one (1) higher capacity service terminating at another Supplier location.

2.
Outage Credits. Supplier shall give Customer a credit in accordance with its then-current Private Line Outage Policy for periods in which any Circuit loses continuity and fails to comply with applicable specifications; Supplier's current Outage Policy is attached hereto.

3.
Product Definitions. For purposes hereof: "Circuit" means a DS-0, DS-l, DS-3, E-l, E-3, OC-3c, OC-12e, OC-12c 1+0, OC-48c, OC48c 1±0, OC-192c, OC-192c 1±0, STMI or STM4. "Circuit Lease Term" means the term of a Circuit specified in the applicable Service Order. "Circuit Mileage" means the length of a Circuit specified in the applicable Service Order. "DS-0" means a circuit complying with TR-TSY-000333 "Switched and Special Access Services—Transmission Parameter Limits and Interface Combinations" Issue 1, July 1990. A "DS-]" is a signal conforming to the requirements set forth in Sections 9.3 and 10.2 of Bellcore TR-NWT-000499, Issue 5, December 1993. A "DS-3" is a signal conforming to the requirements set forth in Section 9.6 and 10.5 of Bellcore TR-NWT-000499, Issue 5, December 1993. "E-l" is a European digital transmission format devised by the "International Telecommunications Union—Telephone Standard ("ITU-TS") and given the name by the Conference of European Postal and Telecommunication Administration ("CEPT"). E-l carries signals at 2.048 Mbps (32 channels at 64Kbps). "E-3" is a European digital transmission format devised by the ITU-TS and given the name by the CEPT. E-3 carries 16 E-l signals with a data rate of 34.368 Mbps. "Full Circuit IPL Service" means a Circuit whereby both local and foreign-end international Circuits are provided by Supplier and/or its affiliates. "Half Circuit IPL Service" means a Circuit whereby Supplier provides domestic-end half-Circuit and Customer, or Customer's end user, coordinates and procures matching half-Circuits directly from the foreign-end carrier. "International Circuit" means an E-1, E-3, STM1, STM4, DS-l, DS-3, OC-3c, or an OC-12. A Circuit shall be considered an "International Circuit" if at any time it is operational outside the domestic United States of America, regardless of the origination and/or termination of the signal. All such International Circuits shall be considered a part of "International Service." An "OC-3c" is a signal based on the SONET frame structure as specified in Bellcore OR-253-CORE, Synchronous Optical Network (SONET) Transport Systems: Common Criteria Physical Layer, and ANSI Tl.105, Digital Hierarchy-Optical Interface Rates and Formats Specifications. An "OC-12c" is a signal based on the SONET frame structure as specified in Bellcore GR-253-CORE, Synchronous Optical Network (SONET) Transport Systems: Common Criteria Physical Layer, and ANSI Tl.I05, Digital Hierarchy-Optical Interface Rates and Formats Specifications. An "OC-12c Unprotected (1±0)"—622.08 megabits Lambda—is the ANSI SONET transmission standard for high capacity optical telecommunications with line rate of 622.08 Mbps in unprotected configuration, as specified in Bellcore GR-253-CORE. An "OC-48c" is a signal based on the SONET frame structure as specified in Bellcore GR-253-CORE, Synchronous Optical Network (SONET) Transport Systems: Common Criteria Physical Layer, and ANSI Tl.105, Digital Hierarchy-Optical Interface Rates and Formats Specifications. An "OC-48c Unprotected (1±0)"—2.5 gigabits Lambda—is the ANSI SONET transmission standard for high capacity optical telecommunications with line rate of 2.5 Gbps in unprotected configuration, as specified in Bellcore GR-253-CORE. An "OC-192c" is a signal based on the SONET frame structure as specified in Bellcore GR-253-CORE, Synchronous Optical Network (SONET) Transport Systems: Common Criteria Physical Layer, and ANSI TI.105, Digital Hierarchy-Optical Interface Rates and Formats Specifications. An "OC-192c Unprotected (1+0)"—9.6 gigabits Lambda—is the ANSI SONET transmission standard for high capacity optical telecommunications with line rate of 9.6 Gbps in unprotected configuration, as specified in

  Bellcore GR-253-CORE. "On-Net" means a Circuit(s) provided on Broadwing's network between two cities. "Protected Service (1+1) for OC-3c. OC-12c. OC-48c and OC-192c" refers to the ANSI SONET (Synchronous Optical Network) transmission standard for high capacity optical telecommunications whose line rate is 155.52 Mbps for OC-3c, 622.08 Mbps for OC-12c, 2.5 0bps for OC-48c and 9.6 Gbps for OC-192c. The SONET standard is further defined in the "Bellcore Synchronous Optical Network (SONET) Transport Systems" Common Generic Criteria GR-253-CORE, Issue 2, December, 1995. "Requested Service Date" means the date Service on a Circuit is requested to commence specified in the applicable Service Order. "Service" means transmission service provided between standard cross-connect panels located in Supplier's terminal locations or when provided via Broadwing LDX Optical cross-connect panels located in Supplier's terminal locations. "STM 1" means Synchronous Transport Module 1, which is the Synchronous Digital Hierarchy "SDH" standard for transmission over OC-3 optical fiber at 155.52 Mbpsi'STM4" means Synchronous Transport Module 4, the SDH standard for transmission over OC-12 optical fiber at 622.08 Mbps. "Unprotected (1±0)" refers to an unprotected Circuit, which operates without redundant electronics and will have an annual system availability of ninety-nine percent (99%) or better. The Customer interface consists of a transmit and receive two (2) fiber interface for a working (WK) system.

List of Exhibits

Exhibit A    Private Line Outage Policy
Exhibit B    Private Line Services Rates
Exhibit C    Private line Services Ancillary Pricing

Exhibit A—Private Line Outage Policy

Service Level Agreement for Domestic and International Private Line Services

1.    Service Level Objectives

  Supplier will make commercially reasonable efforts to meet a Service Availability of 99.99% for domestic Protected (1+1) Circuits and 99.9% for domestic Unprotected (1±0) Circuits pursuant to the Service Levels set forth in its performance specifications. This attachment sets forth the credit(s) that Customer will receive if the Service Levels are not met, in addition to those rights and remedies available under the Agreement.

2.    Allowance for Service Outage Periods

  (a)
  A Circuit shall be deemed to be in an outage condition if; while Customer is using or attempting to use such Circuit, such Circuit loses continuity, becomes unavailable or fails to comply with the applicable specifications for such Circuit ("Outage"). Subject to the restrictions herein, Customer is entitled to an "Outage Credit" in the event that the Service Levels described in the Service Level Agreement are not met. An "Outage Period" begins when a report is made to Supplier's Network Control Center from Customer by telephone (or via Supplier's on-line trouble ticketing interface, if applicable) that Service has been impaired, lost or interrupted. Customer must agree that such Circuit is released for repair by Supplier or its agent. An Outage Period ends when the Circuit is restored. Supplier will notify customer by telephone and Customer will confirm that Service has been restored. Any additional time necessary for Customer's confirmation shall not operate to extend the calculation of the Outage Period. Events that cause an Outage but involve simultaneous multiple failures, shall be treated as one single Outage for purposes of calculation of Outage Credits. In the event of any dispute between the parties in respect of a Service being available or subject to an Outage Credit, Supplier shall retain the sole right to determine the period of such availability for the purpose of calculating any Outage Credits due under the terms of this Agreement.

    All Outage Credits shall be subject to the following restrictions:

    (i)
    No credit shall be allowed with respect to any period during which Customer fails to afford access to any facilities provided by Supplier for the purpose of investigating and correcting an interruption to Service.

    (ii)
    The Monthly Lease Rates used to determine any credit hereunder shall be the then current Monthly Lease Rates being assessed.

    (iii)
    In no event shall any credit be allowed hereunder (1) in excess of the then current Monthly Lease Rate for the applicable Circuit or (2) with respect to any Circuit for which Customer (i) fails to make or (ii) is excused from making any payment because of operation of law or any other reason.

  (b)
  The duration of the Outage Period and Outage Credits will be determined at the sole discretion of Supplier, based upon Supplier's internal records. Customer shall have the right to request credit(s) for a period of one hundred and eighty (180) days after the occurrence of an outage or alleged outage. Customer shall have the right to contest any calculations of credit(s) for a period of thirty (30) days after Customer's receipt of invoice on which said credit(s) appear.

  (c)
  No Outage Credits are allowed for Outage Periods:

  (i)
  Caused directly or indirectly by the acts or omissions of Customer;

  (ii)
  Caused by the failure of equipment or systems provided by Customer or any third party (not under the direction or control of Supplier), including any provider of local access service to Supplier contracted for, by, or on behalf of Customer (in such case, Supplier will coordinate with such local access service provider to cure such failure as quickly as practicable);

    (iii)
    Caused by a Force Majeure event;

    (iv)
    Occurring with respect to a Circuit released by Customer to Supplier (i) to perform maintenance, (ii) to make rearrangements at the direction of Customer, or (iii) to implement an order from Customer for a change in the Circuit; or

    (v)
    Occurring with respect to a Circuit that Customer elects not to release for testing or repair and continues to use on an impaired basis.

    (vi)
    Interruption of Service on a Circuit for maintenance. Supplier shall use its best efforts to give Customer two (2) days prior notice thereof by telephone, facsimile or E-mail. Supplier will use its best efforts to schedule such Service interruptions between midnight and 6:00 a.m. for domestic circuits or during local off-peak hours for international circuits. Credits will not be allowed with respect to such Service interruptions if Supplier has used its best efforts to so notify Customer in accordance with this paragraph.

  (d)
  The credits and/or cancellation of a Circuit in the case of chronic outage problem provided for hereunder shall be Supplier's sole liability and Customer's sole remedy in the event of any outage period or interruption of Service.

3.
Service Level Outage Credits*

(a)
Domestic Service Level Outage Credits will be calculated and granted based upon the following Service Availability
Objective:

  Domestic Outage Credit Schedule—DS-X and OC-X Protected (.+1) Circuits

Outage Levels	Outage Time Period	Outage Credits*
Level 0 Outage	0 minutes to less than 4 minutes
Level 1 Outage	4 minutes to less than 30 minutes
Level 2 Outage	30 minutes to less than 60 minutes
Level 3 Outage	60 minutes to less than 4 hours
Level 4 Outage	4 hours to less than 8 hours
Level 5 Outage	8 hours to less than 24 hours
Level 6 Outage	24 hours +
Two events of Level 1 or greater outage in one month Three or more events of Level 1 or greater outage in one month

  Domestic Outage Credit Schedule—OC-X Unprotected (1+0) Circuits

Outage Levels	Outage Time Period	Outage Credits*
Level 0 Outage	0 minutes to less than 30 minutes
Level 1 Outage	30 minutes to less than 60 minutes
Level 2 Outage	60 minutes to less than 4 hours
Level 3 Outage	4 hours to less than 8 hours
Level 4 Outage	8 hours to less than 24 hours
Level 5 Outage	24 hours +
Two events of Level 1 or greater outage in one month Three or more events of Level 1 or greater outage in one month

  (b)
  International Service Level Outage Credits will be calculated and granted based upon the following Service Availability
  Objective:

  International Full Circuit Outage Credit Schedule

Outage Levels	Outage Time Period	Outage Credits*
Level 0 Outage	0 minutes to less than 20 minutes
Level 1 Outage	20 minutes to less than 60 minutes
Level 2 Outage	60 minutes to less than 4 hours
Level 3 Outage	4 hours to less than 8 hours
Level 4 Outage	8 hours to less than 24 hours
Level 5 Outage	24 hours +
Two events of Level 1 or greater outage in one month Three or more events of Level 1 or greater outage in one month

  International Half Circuit Outage Credit Schedule

Outage Levels	Outage Time Period	Outage Credits*
Level 0 Outage	0 minutes to less than 60 minutes
Level 1 Outage	60 minutes to less than 4 hours
Level 2 Outage	4 hours to less than 8 hours
Level 3 Outage	8 hours to less than 24 hours
Level 4 Outage	24 hours +
Two events of Level 1 or greater outage in one month Three or more events of Level 1 or greater outage in one month

Exhibit B—Private Line Services Rates*

Service Term/Rate per V&H DS-0 Mile
Service Type
	1 Year	2 Year	3 Year	4 Year	5 Year
DS-0
DS-1
DS-3
OC-3c
OC-12c
OC-12c, 1+0
OC-48c
OC-48c, 1+0
OC-192c
OC-192c, 1+0

Minimum Circuit charges: *

          DS-0
          DS-1
          DS-3
          OC-3c
          OC-12c
          OC-12c, 1+0
          OC-48c
          OC-48c, 1+0
          OC-192c
          OC-192c, 1+0

Minimum Service Term:*

                    *

Notes /Additional Terms

1.
Rates and terms herein do not apply to services provided by any Local Exchange Carrier, Competitive Access Provider, Competitive Local Exchange Carrier or other Off-Net / local-access provider; rates and terms for such services shall be specified on the applicable SOF.

2.
These rates shall apply to new service orders. Existing service may be renewed at these rates upon expiration of a Circuit's current Service Term.

        Existing Private Line Circuits. Private Line Circuit(s) existing prior to the Effective Date of this Agreement shall remain in service for a minimum of three (3) months following the Effective Date by means of either (i) automatic month-to-month renewal at existing rates through at least December 31, 2002, or (ii) renewed Service Term(s) at new rates hereunder. Following December31, 2002, Customer may continue month-to-month Services at existing rates, renew Services at new rates hereunder, and/or terminate Services pursuant to the terms herein.

Exhibit C—Private Line Services Ancillary Pricing*

Monthly Recurring*

Minimum Circuit Charge*

Non Recurring*

New Order Installation
Change of requested service date
Change of requested service date
Order Change (pre-engineering)
Order Change (post-engineering)
Order Cancellation (pre-engineering)
Order Cancellation (post-engineering)
ASR (new or disconnect) Special Access
ASR Supplement
Order Expedite (Charge applies to each end)
Reconfiguration

*
Customer must notify Supplier of service date changes ten (10) days prior to due date for DSx and thirty (30) days prior to the due date for OCx. Service date changes can be extended a maximum of thirty (30) days after due date. Service date changes for OCx are restricted to one change, after which order will be subject to billing.

**
If Customer is ordering Integrated Access Service with multiple applications (i.e., any combination of Xclusive/Xnet Voice frame, Private Line and/or Internet) the ASR fee will be * for any and all applications instead of * per application.

~
Minimum Circuit Charges for Unprotected 1+0 Circuits listed on Exhibit B.

~
Order Cancellation charges for post-engineered circuit(s) are equal to the first month's Monthly Recurring Charge,

DS-1 Cross-Connect Charge*

Monthly Recurring
Non Recurring

DS-3        OC-3c        OC-12c        OC-48c        OC-192c

Interconnect Charge*

Monthly Recurring
Non Recurring

        Cross-connect: Local access or customer collocation facility to Supplier local access or bypass facility within the same Supplier POP. Cross-connect charges do not apply to Long Haul Circuits purchased from Supplier if bandwidth being cross-connected is I-to-I bandwidth relationship or less. Interconnect charges apply to connections between Supplier POPs in the same city or between Supplier suite to another suite in the same building. Since costs vary widely by location, the interconnect charges indicated above are the minimum amount that will be charged.

Multiolex charges for DS-1 to DS-3*
    1 Year Term
    2 Year Term
    3 Year Term
DACS Charge (Switching Only) per DSO
DACS Port Charge (Bell Access to DACS) per DSO

DS-l DACS Port
Echo Canceller (Per Circuit End; see Note 5 below.) Second End Loop (Ex; for ADPCM)

Maintenance Charges*

Trouble Assistance Ticket per dispatch:
    Monday through Friday, 8 am to 5 pm
    After Hours (Work limited to recovery of downed circuits or equipment, not new installations.)

Notes/Additional Terms

1.
Rates and terms herein do not apply to services provided by any Local Exchange Carrier, Competitive Access Provider, Competitive Local Exchange Carrier or other Off-Net / local-access provider; rates and terms for such services shall be specified on the applicable Purchase Order,

2.
Services not described above will be considered special handling, and charges will be assessed on an individual case basis (I.C.B.).

3.
All of the above charges are subject to changes with a thirty (30)-day notice.

4.
Echo canceller charges apply to each end of Circuit. There is no expressed Circuit length minimum required for installation of echo cans; when echo cans are required, Supplier installs them and charges for them.

5.
All charges originally waived or discounted shall be passed through to Customer if Service is cancelled prior to end of Service Term.

        All products, cross-connects and interconnects will be provided based upon availability.

Broadwing Service Supplement
Pop Collocation Services

1.
Scope.    All requests for Point of Presence ("POP") collocation services ("Service") hereunder shall be submitted on Supplier's then current Service Order Form ("SOF"). Customer will indicate the type and quantity of space necessary to collocate Customer's equipment on the SOP, and Supplier shall use its best efforts to provide Service for which an SOP has been accepted. For purposes herein, Space shall mean one (1) rack or cabinet pursuant to Exhibit A attached hereto, located on Supplier's POP.

2.
Fees and Charges.

  A. Upon the Effective Date, Customer's POP Collocation Services shall be rated pursuant to Exhibit A, attached hereto.

  B. Product Commitment. Upon commencement of Service Term(s) hereunder, Customer shall add or increase data services being purchased from Supplier by a minimum Monthly Recurring Charge ("MRC") of * per Space ("Product Commitment"). The Product Commitment shall exclude, without limitation, charges for local loop access. Data services purchased to meet this Product Commitment may or may not be associated with the Space. If at any time during the Term of this Agreement Customer does not meet this Product Commitment for one (1) or more Spaces, Supplier may terminate POP Collocation Service for said Space(s) upon thirty (30) days written notice to Customer. This Product Commitment shall not apply to Customer's Space existing in Supplier's Chicago POP as of the Effective Date of this Agreement, pursuant to terms and conditions in Exhibit A hereto.

  C. Cost Increase. Supplier reserves the right to increase the amount it charges Customer if Supplier's costs are increased during the Initial Term of this Agreement. If the rate(s) paid by Customer increase by more than * on an annualized basis, Customer may terminate this Agreement without penalty with * day's written notice to Supplier.

3.
Collocation Space.

  A. Collocation Space. Subject to the terms of this Agreement, Supplier will accept custody of Customer's equipment to be placed in the collocation room at Supplier's POP ("Premises"). Suppler will issue an FOC designating Customer's Space and location within the Premises.

  B. License to Enter. Supplier will grant Customer a license to enter the Premises subject to the policies, procedures, and security requirements imposed by Supplier to protect the interests and property of Supplier, its other customers, and licensees. If Customer violates or fails to comply with these policies, procedures, or security requirements and such violation or failure to comply poses an immediate threat of harm to or destruction of Supplier's network, property, Premises, or the property of other customers, or licensees, Supplier shall have the right to immediately take any steps reasonably necessary to remove such threat including: (i) disconnecting or removing Customer's equipment or systems determined to be the source of such threat; and/or (ii) preventing Customer from entering the Premises. If such violation or failure to comply poses no immediate threat of harm or destruction, Supplier shall take no unilateral remedial action so long as Customer corrects said violation to Supplier's satisfaction within thirty (30) days of written notice from Supplier. Customer's failure to correct a violation after thirty (30) days will be considered an immediate threat to Supplier.

  C. Use of Space. The Space may be used for installing electronic equipment to permit Customer to receive and deliver communications traffic to and from Supplier's network, Customer's network, to other carrier's networks, or to other equipment. Delivery of the communications traffic shall be to Supplier's demarcation point in Supplier's equipment room. The point of demarcation shall be a DSXI, DSX3, or OCX as set forth in the SOF and/or the FOC. Signals received at this demarcation must meet the then-current DSX signal specifications. Materials and installation to the demarcation interconnection must meet Supplier-approved technical standards and shall be done at Customer's expense. Voice grade facilities (two wire copper lines) are generally not available and are excluded from. installation under this Agreement. Customer may obtain a voice grade connection from the local exchange carrier ("LEC") of Customer's choice. However, the equipment installed by Customer or Customer's LEC must meet Supplier's installation standards, all National Electrical Codes (NEC), any local fire and safety codes, and any other applicable safety standards. Customer's equipment is subject to inspection and approval by Supplier personnel. Deficiencies or code violations must be corrected within fifteen (15) days of written notification from Supplier or Customer will be considered in breach of this Agreement. (A copy of Supplier's Installation Standards is available upon request.)

  D. Amenities. Supplier shall provide (i) DC power, UPS AC and non-UPS AC power as specified in the FOC and will offer access to an AC outlet for Customer's test equipment and occasional use; (ii) lighting; (iii) heating; and (iv) air conditioning for the Premises.

  E. Maintenance / Alterations. Supplier agrees to maintain the Premises. Customer may make minor alterations to the Premises at Customer's expense but only with Supplier's prior written consent. Any alteration performed by Customer must be done with reasonable care, and all improvements shall become Supplier's property upon termination of this Agreement.

  F. Reclaiming Unoccupied Space. If Customer fails to occupy the Space within six (6) months of the Billing Commencement Date, Supplier reserves the right to reclaim the unused Space with thirty (30) days written notice to Customer. Customer's monthly payment for the Services will be reduced proportionately for all reclaimed Space.

4.
Connection Services.    In consideration of the amounts paid for additional cross-connections as described in the applicable SOP and/or FOC, Supplier will connect Customer's equipment to (i) Supplier's telecommunications circuits; (ii) Supplier's collocated equipment; or (iii) any third party's circuits or service located at the Premises to which Customer has been granted access. If Customer is cross-connecting to a third party's equipment or service, Customer is solely responsible for arranging the delivery and installation of all necessary equipment and circuits at the Premises. This connection service shall not be available if Supplier reasonably determines the installation of such equipment and/or circuits at the Premises is physically, electrically, technically, or otherwise impractical.

5.
Customer Responsibilities.

  A. Equipment. Customer must ensure all equipment brought onto the Premises by Customer will perform according to published technical specifications and will comply with all specifications, policies, procedures, and security requirements provided by Supplier.

  B. Access to Premises. Customer shall designate certain qualified persons ("Designated Persons") who will be the only persons given access to the Premises. Supplier will permit Customer's Designated Persons to access the Premises at all times for the purpose of installing, inspecting, maintaining, and removing Customer's collocated equipment so long as the Designated Persons comply with all access procedures and security requirements applicable to the Premises. Access procedures to the Premises will be set forth in the FOC. Keys to the Premises may not be duplicated and must be returned upon Supplier's request or termination of this Agreement. Customer must monitor its Designated Persons to ensure their compliance with this provision. Supplier reserves the right to implement additional access and security procedures as necessary. Customer agrees to repair at its own cost any damage to the Premises caused by its employees, agents, or Designated Persons.

  C. Lead Batteries. Customer may not place lead acid batteries in the Space or on the Premises.

  D. Sub-licensing. Sub-licensing all or any portion of the Premises to any third party is strictly prohibited and will be grounds for immediate termination of this Agreement. If this Agreement is terminated because Customer sub-licenses the premises to a third party, all early termination penalties shall apply.

6.
Ownership of the Premises and Bandwidth Equipment.    Supplier will retain all right, title, and interest in the Premises and Supplier's equipment utilized to provide Service and Space to Customer.

7.
Relocation of Customer's Equipment.    Supplier reserves the right to change the location or configuration of Customer's Space if deemed necessary by Supplier. Supplier shall not arbitrarily or discriminatorily require such changes and will work with Customer in good faith to minimize any disruption to Customer's Service,

8.
Removal of Equipment upon Service Termination.    Upon the termination of this Agreement, Customer shall have thirty (30) days to remove all of Customer's furniture and equipment from the Premises or it will be deemed abandoned by Customer. If Customer abandons their furniture or equipment, Supplier will have the right to remove, sell, or claim Customer's property and Customer will pay any cost in connection with any removal or sale thereof

List of Exhibits

Exhibit A    POP Collocation Services Rates

Exhibit A- POP Collocation Service Rates*

Size A Rack (23"w × 18"d × 7h)
Monthly Recurring Charge (MRC)*
Non-recurring Charge (NRC)*
Size B Cabinet, Supplier (24w × 30"d × Tb)
Monthly Recurring Charge*
Non-recurring Charge*
Size C Cabinet, Customer (26"w × 36"d × 7'h)
Monthly Recurring Charge*
Non-recurring Charge*
POWER	Installation (NRC)	Monthly Recurring Charge
DC Power -48VDC, A and B feeds)	*	*
per -48V breakered amp	*	*
Non-UPS AC Power (120 VAC)	*	*
per breakered amp
UPS AC Power (120 VAC)
per breakered amp
ANCILLARY SERVICES	Installation (NRC)	Monthly Recurring Charge
Additional Overbuild Cost Options:
Contractor mobilization/demobilization charge	*	*
Included in every order below
ABAM overbuilds (minimum of 28 DS-ls)	*	* per 28 DS-Is
Coax overbuilds minimum of 6 DS-3s)	*	* per 6 DS-3s
Fiber overbuilds (no minimum)	*	* per lumper to LDX
Additional AC outlet	*	* per breakered amp

2nd or more AC outlet on same order as above * per breakered amp Additional DC feed (<100 amps) * per -48V breakered amp

Additional Terms and Conditions

1.
Minimum Service Term for Collocation is two (2) years.

2.
Collocation is sold only with purchase of services according to terms in Section 2.A., Product Commitment, of the POP Collocation Service Supplement.

3.
Supplier shall supply, install and terminate interconnect equipment in the Supplier equipment room and install cable to rack.

4.
All services subject to availability.

5.
Services not described above shall be considered special handling and charges will be assessed on an Individual Case Basis (ICB).

6.
All of the above charges are subject to change with a thirty (30) day notice.

7.
These rates shall apply to new service orders. Existing service may be renewed at these rates upon expiration of said service's current Service Term.

8.
Rates and terms herein do not apply to services provided by any Local Exchange Carrier, Competitive Access Provider, Competitive Local Exchange Carrier or other Off-Net / local-access provider; rates and terms for such services shall be specified on the applicable Purchase Order.

Space in Chicago POP

        Notwithstanding anything to the contrary herein, rates for Customer's Space in Supplier's Chicago POP are as follows:

MRC: *—space *—power *
Product Commitment as defined in Section 2.B of the POP Collocation Service Supplement shall not apply.

        These rates and terms for Customer's Space in Supplier's Chicago POP are contingent upon Customer's providing Supplier similar terms and rates for existing POP Collocation in Customer's Oklahoma City facility; in the event Customer ceases to provide similar terms and rates to Supplier, Customer's Space in Supplier's Chicago POP automatically shall revert to rates in the table above and shall be subject to the Product Commitment.

Broadwing Service Supplement
Dedicated IP Services

1.
Scone.    Supplier has an enhanced data network that routes data traffic throughout the United States over an Internet Protocol ("IP") network (the "Network"). Customer desires to gain access to the Network to transport traffic from its customer sites to the public Internet (the "Service"). Specialized Dedicated IP Services include Virtual Private Network (VPN) and Class of Service (C0S) packet prioritization. Specific terms and conditions for IP VPN Services shall be attached as a rider hereto. All requests for Service shall be submitted on Supplier's then current SOF. Supplier's Service Level Agreement for Dedicated IP Services is attached hereto.

2.
Billing Information.    Customer will provide all necessary and reasonable information and testing to enable connectivity for Customer users to Customer LAN resources.

3.
Unauthorized Access to the Internet.    In no event shall either party be liable to the other, either in contract or in tort, for protection from unauthorized access of Customer or Supplier transmission facilities or Customer premise equipment; or from unauthorized access to or alteration, theft or destruction of Customer data files not controlled by Supplier, programs, procedure or information through accident, fraudulent means or devices, or any other method.

4.
Proactive Monitoring.    Supplier's National Internet Network Operations Center ("NINOC") will monitor Customer's Dedicated Internet Circuit(s) for port availability via standard electronic pings at regular intervals ("Proactive Monitoring"). It is an objective of Supplier that should Proactive Monitoring reveal port unavailability, Supplier will open a trouble ticket on Customer's behalf and will use good faith efforts to notify Customer of the port unavailability. It is Customer's responsibility to provide Supplier with accurate contact information and to update this information as needed. If Customer does not provide Supplier with accurate contact information, Supplier will use reasonable efforts to notify Customer using available information. Proactive Monitoring doe not relieve Customer of its obligations to open a trouble ticket in the event Customer is aware of a Service interruption. Any credits resulting from Service interruptions will be upon Customer request only; no credits will be made automatically.

List of Exhibits

Exhibit A    Dedicated IP Service Level Agreement
Exhibit B.1    Dedicated IP Services Rates
Exhibit B.2    Dedicated IP Services Rates, Burstable Service

Exhibit A—Dedicated IP Service Level Agreement

DOMESTIC SERVICE

SLA.1: 100% Network Availability

        On-net Service Availability: Any network event resulting in downtime during which a customer cannot pass traffic to the Internet from the trunk side point of Supplier's IP Network edge for a period in excess of fifteen (15) minutes will be deemed an "On-Net Outage" (unavailability of the customer connection) provided that such Outage is on Supplier's IP Network ("On-Net Service Availability").

        Off-net Service Availability: Any network event resulting in downtime during which a Customer cannot pass traffic to a trunk side point of Supplier's Top Traffic Exchange Providers for a period in excess of fifteen (15) minutes will be deemed an" Off-Net Outage" provided that such Outage is on Supplier's IP Network or at the points of Top Traffic Exchange Providers interconnection with Supplier ("Off-Net Service Availability"). Customer traffic that is supported via an available Top Traffic Exchange Provider interconnection is deemed outside the definition of an Outage. For purposes here Top Traffic Exchange Partner shall mean AT&T, UUNet, & Sprint.

        An Outage shall be deemed to commence upon Supplier's verification of stated trouble in the trouble ticket submitted by Customer; this verification will be conducted by Supplier's National Internet Network Operations Center ("NINOC"). An outage shall be deemed to terminate upon the closing of the same trouble ticket (or the termination of the downtime, if sooner), less any time Supplier is awaiting additional information or premise testing from Customer.

        Customer will be eligible for * credit for a request which stems from the same network event. Credits will not be cumulative.

        For each Outage experienced by Customer, Customer will receive a credit equal to * day's billing for the month in which such Outage occurred. In the event that an Outage has a duration greater than one (1) hour, Customer will receive * credit for each hour or fraction thereof of the Outage. In the event Customer experiences an Outage in any calendar month which has a duration of four (4) hours or more, Customer will receive * credit for each four (4) hour outage up to a total of eight (8) hours (i.e., * credit). In the event an Outage exceeds eight (8) hours duration in any calendar month, Customer has the option to cancel service with no penalty charges; provided, however, that Customer shall be liable for payment of all applicable service fees and charges that have accrued up to the date of cancellation.

        No credit will be given unless Customer has provided reasonable assistance in an effort to diagnose the Outage. Reasonable assistance includes requesting the opening of a trouble ticket from the NINOC, providing Supplier access to Customer's premises, if necessary, and assisting Supplier with problem identification and resolution via telephone or other means such as fax or e-mail.

SLA.2: Average Monthly Latency (Contiguous United States)

        Supplier's Core U.S. Latency Guarantee is a monthly network-wide average round-trip transmission of fifty (50) milliseconds or less between Supplier's inter-regional transit backbone routers ("Core Routers") in the contiguous U.S. Each calendar month, Supplier shall measure latency by averaging sample measurements taken between Core Routers ("On-Net Latency Guarantee"). Supplier's Latency Guarantee between the Supplier's three (3) U.S. regional measurement points and the trunk side point of Supplier's Top Traffic Exchange Provider's interconnection with Supplier is a monthly network-wide average round-trip transmission of ninety (90) milliseconds or less. Each calendar month, Supplier shall measure latency by averaging sample measurements taken between each regional measurement point and Supplier's Top Traffic Exchange Partners ("Off-Net Latency Guarantee").

        If Supplier fails to meet the U.S. On-Net and/or Off-Net Latency Guarantee in two (2) consecutive calendar months, Customer's account shall be credited for that second month and any subsequent consecutive month in which the U.S. Latency Guarantee is not met. The credit amount is equal to the pro-rated charges for *day of Customer's monthly recurring fee for the service with respect to which this Guarantee has not been met.

SLA.3: Packet Loss

        Supplier's On-Net Dedicated Internet Packet Loss Guarantee is a measurement of dropped packets between the Core Routers within Supplier's Dedicated IP Network. Packet Loss is measured as an average over a one calendar month period. Supplier's Off-Net Dedicated Internet Packet Loss Guarantee is a measurement of dropped packets from Supplier Core Routers to the trunk side point of Supplier's Top Traffic Exchange Provider's interconnection with Supplier. Packet Loss for Supplier's On-Net and Off-Net Dedicated IP service is one percent (1%) or less within Supplier's Dedicated IP Network. If Packet Loss percentage is more than one percent (1%) on average within any calendar month, Customer will be issued a credit of * Monthly Recurring Charge for each instance of Packet Loss over the guarantee. For Packet Loss that exceeds two percent (2%) Customer will receive a credit of * Monthly Recurring Charge for each full percentage or fraction thereof over the guarantee. If Packet Loss is due to a network outage, the Network Availability guarantee (SLA.I) will then apply and will replace the Packet Loss credit for the affected Circuits.

INTERNATIONAL SERVICE

SLA.4: 100% International Network Site Availability

        International Network Site Availability is defined as the amount of time Customer may exchange IP packets with the access router port on the International IP Network via the Service. Subject to Supplier's Terms and Conditions, any network event resulting in downtime during which Customer cannot exchange traffic with the access router port on the International IP network for a period exceeding fifteen (15) minutes will be deemed an outage("Outage"), provided that such Outage occurs on Supplier's International lIP network.

        Supplier will endeavor to maintain one hundred percent (100%) average Network Site Availability within each calendar month for each international access router port in those countries listed in Attachment 1 hereto. Supplier will endeavor to provide ninety-five point five percent (95.5%) average Network Site Availability within each calendar month for each international access router port in those countries listed in Attachment 2 hereto. Supplier will update with new countries as Supplier's network expands and availability increases in existing countries. Customer may request a current listing of countries at any time during the term of this Agreement.

        An Outage shall be deemed to commence upon Supplier's verification of the trouble ticket submitted by Customer. This verification will be conducted by Supplier's National Internet Network Operations Center ("NINOC"). An Outage will terminate upon the closing of the trouble ticket (or the termination of the downtime, if sooner). Any time Supplier is awaiting additional information from or premise testing by Customer will be subtracted from the Outage nine.

        For each Outage experienced by Customer, Customer will receive a credit equal to * billing for the month in which such Outage occurred. In the event that an Outage has a duration greater than one (1) hour, Customer will receive * day's credit for each hour or fraction of an hour the Outage lasts. The maximum credit Customer may receive in any calendar month is one hundred percent (100%) of that month's port charges.

        No credit will be given unless Customer has provided reasonable assistance in an effort to diagnose the Outage. Reasonable assistance includes opening a trouble ticket with Supplier's NINOC, providing Supplier access to Customer's premises, if necessary, and assisting Supplier with problem identification and resolution via telephone, fax, or e-mail.

SLA.5: International Latency

        International Network Latency is defined as the time taken for a 100-byte diagnostic packet to transit the International IP Network and return ("Ping"). The round-trip delays are measured every five (5) minutes and averaged over a period of one (1) calendar month. The delays are measured within regions from the Customer's port on the access router to a defined regional central site, and inter-regionally between specific pairs of regional border routers. Measurements to determine Latency are taken under normal operating conditions.

        The specific origins and destinations used to measure the International Network Latency shall be the International IP Network primary nodes for the regions defined in Attachment 3 hereto. Due to on-going changes and improvements to Supplier's network, the International Network Latency parameters set forth in Attachment 2 hereto are subject to change by Supplier. Customer may request a current listing of locations at any time during the term of this Agreement.

        International Network Latency does not include delays caused by the local access circuit between the International IP Network and the Customer site or by any of the equipment used to interconnect the local loop circuit to the Customer site or International IP network node equipment.

        If a delay exceeds the objectives set forth in Attachment 2 hereto, the available credit shall be * of the port fee for each port.

SLA.6: International Packet Loss

        International Network Packet Loss is measured from the same Ping samples used to measure International Network Latency in SLA 5 above.

        International Network Packet Loss is defined as the number of 100-byte diagnostic Pings sent through the International IP network for which there is no response from the remote device. If none of the packets are received back for a sample, it is assumed that there is a line fault and the sample is excluded. Packet Loss is measured every five (5) minutes and averaged over a period of one (1) calendar month.

        Packet loss is measured by Supplier as the number of lost packets within regions from the Customer port on the access router to a defined regional central site. Packet loss inter-regionally is measured as the number of lost packets within specific pairs of regional border routers. Measurements to determine international packet loss are taken under normal operating conditions.

        The monthly average of International Network Packet Loss shall be equal to or less than *.

        Credits for international packet loss shall be * of the international port fee for each affected port within all regions that exceed the International Packet Loss objective of * or less

The following conditions apply to Supplier's Domestic and International Dedicated IP SLA:

1.
The credits set forth herein are applicable only to Supplier's domestic and international On-Net Services.

2.
In order to obtain a credit, Customer must notify Supplier's Customer Service department within thirty (30) calendar days after the end of the month in which the event(s) giving rise to the credit occurred. Credits are not applied automatically and will be issued only upon Customer's timely request.

3.
Credits may never exceed one (1) month's IP bandwidth billing in any calendar month. The maximum amount of credits per Customer per calendar year is limited to four (4) months of domestic and international IF monthly recurring charges.

4.
Credits shall not apply to events outside the control of Supplier, including but not limited to the following: (i) power loss; (ii) failure of equipment or systems provided by Customer or any third party (not under the direction or control of Supplier), including any provider of Off-Net/local access service to Supplier contracted for, by, or on behalf of Customer; (iii) other connectivity or equipment failure at Customer's premises; and (iv) any Force Majeure event,

5.
Scheduled maintenance outages, also known as Network Maintenance Windows, shall not be subject to any SLAs specified in this document and will not be measured for or applicable to the determination of service level performance. Accordingly, Customer shall not be entitled to any Customer credit as a result of any scheduled maintenance outage.

6.
All service level guarantees associated with this document apply only to Supplier's IP transport services and are not transferable to other Services provided by Supplier.

7.
The methodology used to measure the service level performance thresholds is determined by Supplier in its sole and reasonable discretion and is subject to change without notice. Supplier shall in good faith make all final determinations with respect to the existence or occurrence of an Outage and the appropriateness or applicability of any customer credit.

8.
Supplier will take reasonable steps to rectify, chronic service disruptions if associated and caused by Supplier-owned network components and, if not associated or caused by Supplier-owned network components, will work cooperatively with the applicable third party.

Attachment 1—Site Availability for Specific Countries

Section 1

100% Network Site Availability Countries:

Luxembourg
Malaysia
Mexico
Netherlands
New Zealand
Norway
Peru
Philippines
Portugal
Puerto Rico
Russia
Singapore
Spain
Sweden
Switzerland
Taiwan
Thailand
United Kingdom
Venezuela

Section 2

99.5% Network Site Availability Countries:
Bolivia
Colombia
Costa Rica
Ecuador
Egypt
Poland
Argentina
Australia
Austria
Belgium
Brazil
Canada
Chile
Czech Republic
Denmark
Finland
France
Germany
Greece
Hong Kong
Hungary
Indonesia
Ireland
Israel
Italy
Japan
Korea

Attachment 2—Transit Delay Parameters

DIA Region	Network Delay	From	To
Within Western Europe/Middle East/Eastern Europe	125 ms	Access Router	Amsterdam
Within Western Europe	55 ms	Access Router	Amsterdam
Within North America	135ms	Access Router	San Jose/New York
Latin America to United States	19Oms	Sao Paulo	New York
Within Asia	115 ms	Access Router	Hong Kong
Within Asia Pacific	200 ms	Access Router	Hong Kong
Western Europe/Middle East/Eastern Europe to Hong Kong	260 ms	Hong Kong	Amsterdam
Western Europe to United States	115 ms	Amsterdam	New York
Hong Kong to United States	190 ms	Hong Kong	San Jose
Australia to United States	210 ms	Melbourne	San Jose
Within North America/Excluding Puerto Rico	100 ms	Access Router	San Jose/New York
(1)
Australia to United States Region will not be included in the Internet Performance Reporting

**
Within North America (excluding Puerto Rico) will not be included in the Internet Performance Reporting. The definition of these regions is Set forth in Attachment 3.

Attachment 3—Delay and Packet Loss Measuring Locations

Region	Measurement Locations
Europe/Middle East and Western Europe	Amsterdam, NLD
North America	San Jose, CA, USA! New York, NY, USA
Asia Pacific and Asia	Hong Kong, 11KG
Latin America	Sao Paulo, BRA

Western Europe

Austria
France
Luxembourg
Sweden

North America

Canada
Belgium
Germany
Netherlands
Switzerland
Mexico

Within North America (excluding Puerto Rico)

        Canada        Mexico

Latin America

Colombia
Argentina
Peru

Asia

Hong Kong
Malaysia
Thailand

Eastern Europe

Czech Republic
Poland

Middle East

Egypt

Asia Pacific

Australia
Costa Rica Bolivia
Indonesia Philippines
Greece
Denmark
Ireland
Norway
United Kingdom
Puerto Rico United States
Ecuador
Brazil
Japan
Singapore
Hungary
Israel
New Zealand
Finland
Rome, Italy
Madrid, Spain
United States
Venezuela Chile
Korea
Taiwan
Russia

Exhibit B.1—Dedicated IP Services Rates*

Circuit (Port) Pricing*

Access Speed

Monthly Recurring Charge Circuit Non Recurring Charge*
1-year Service Term 2-year Service Term 3-year Service Term    (Installation)

Discounts*

Ancillary Pricing*

Service	Monthly Recurring Charge	Non-recurring Charge
Remote Access VPN
Proxy configuration
BRW FR Circuit conversion
Any BRW enhanced service addition
Firewall reconfiguration
Order expedite
Change of requested service date 2 (supp)
Order change (DS-1)
Order change (DS-3)
Order cancellation pre-installation
Order cancellation post-installation
IP addresses (up to Class C included)
Additional IP addresses
Primary and secondary DNS operation
Additional primary and secondary DNS operation
Domain name transferred or registered
SMTP mail hosting
Internet news (News Reader Service)
Multi-homing (requires BGP pre-qualification)

Notes

  Initial IP Address request is included—requires IP justification form Customer must notify Supplier of service date changes (supplemental orders) ten (10) days prior to current due date. Service date changes can be extended a maximum of thirty (30) days after original due date. Service date changes for OC-3 POS and OC-12 POS bandwidths are restricted to one change, after which order will be subject to minimum usage charge and Monthly Recurring Charge on the port.

Setup Fee

Description

        One-time fee includes configuration to establish Customer as a national Internet service provider, branded under

        Customer's brand name; registration and setup of Customer's realm (user@domain.com) into authentication databases for recognition at national POPs (additional charges apply for international POPs).

Fee: *

Notes/Additional Terms

1.
Minimum Service Term is *.

2.
Rates and terms herein do not apply to services provided by any Local Exchange Carrier, Competitive Access Provider, Competitive Local Exchange Carrier or other Of/Net / local-access provider; rates and terms/or such services shall be spec fled on the applicable Purchase Order.

3.
Rates herein shall apply only to new Services, existing Services may be renewed at these rates upon expiration Circuit's current Service Term.

4.
All charges originally waived or discounted shall be passed through to Customer i/Service is cancelled prior to end Service Term.

5.
Rates do not include CPE services.

6.
For Frame Relay-based and A TM-based Ports, the Committed Information Rate (CIR) is set at * of Port speed indicated.

7.
DNR Administration InterNic charges are Customer's responsibility.

8.
IP Address assignments default is /27 block.

Exhibit B.2—Dedicated IP Services Rates Burstable Service

        Dedicated IP Burstable Service provides Customer the ability to use some or all of the burstable (available) bandwidth at any time. DS-1 Burstable Service provides a full 1.5 Mbps; DS-3 Burstable Service provides a full 45 Mbps; OC-3 Burstable Service provides a full 155 Mbps; OC-12 Burstable Service provides a full 622 Mbps; OC-48 Burstable Service provides a full 2.5 Gbps. All burstable service is usable and chargeable according to the rate schedule(s) herein on a monthly basis based on port threshold measurements—peak usage at the * percentile. Supplier will measure utilization at regular intervals for full duplex traffic over the Customer ingress port to Supplier's IP Backbone Network. The utilization (usage) on a Customer port, and therefore the monthly usage price, will vary month to month over the Agreement Term based on actual Customer traffic variations on Customer ingress port to Supplier's IP Backbone Network. Off-Net / local access facilities and charges are not included under this exhibit. Service installation and set-up charges will be billed to Customer (once per Customer port) within thirty (30) days of Supplier-scheduled network activation date. Burstable services are invoiced based on usage for the immediate preceding month.

Schedule A—DS-1 Burstable Service
Sustained Bandwidth Usage

	Monthly Usage Price	Installation & Setup Fee Non-recurring Charge
0Kb s to 128 Kb s	*	*
129 Kb s to 256 Kb s	*	*
257 Kb s to 384 Kb s	*	*
385 Kb s to 512 Kb s	*	*
513 Kb s to 768 Kb s	*	*
769 Kb s to full DS-1	*	*

Schedule B—DS-3 Burstable Service
Sustained Bandwidth Usage*

Monthly Usage Price
	1 Year Sac Term	2 Year Sac Term	3 Year Svc Term	Installation
(NRC)
0Mb sto 3.0 Mb s
3.01 Mb sto 6.0 Mb s
6.01 Mbps to 9.0 Mb s
9.01 Mb s to 12.0 Mb s
12.01 Mbpsto 15.0Mb s
15.01 Mbps to 18.0 Mb s
18.01 Mbps to 21.0 Mb s
21.01 Mb s to 24.0 Mb s
24.01 Mbps to 45 Mb s

Schedule C—OC-3 Burstable Service
Sustained Bandwidth Usage*

Monthly Usage Price
	1 Year Svc Term	2 Year Svc Term	3 Year Svc Term	Installation
(NRC)*
0 Mb s to 45 Mb s
45.01 Mb s to 60 Mb s
60.01 Mb s to 70 Mb s
70.01 Mb s to 80Mb s
80.01 Mbps 1090 Mb s
90.01 Mb sb 100Mb s
100.01 Mbps to 155 Mb s

Discounts*

          Volume Level Discount*

Ancillary Pricing*

Service	Monthly Recurring Charge*	Non-recurring Charge*
Remote Access VPN
Proxy configuration
BRW FR Circuit conversion
Any BRW enhanced service addition
Firewall reconfiguration
Order expedite
Change of requested service date 2 (supp)
Order change (DS-1)
Order change (DS-3)
Order cancellation pre-installation
Order cancellation post-installation
IP addresses up to Class C included)
Additional IP addresses
Primary and secondary DNS operation
Additional primary and secondary DNS operation
Domain name transferred or registered
SMTP mail hosting
Multi-homing (requires BGP pre-qualification)

Notes

  Initial IP Address request is included—requires justification form customer must notify Supplier of service date changes (supplemental orders,) ten (10) days prior to current due date. Service date changes can be extended a maximum of thirty (30) days after original due date, Service date changes/or OC-3 P05 and OC-12 POS bandwidths are restricted to one change, after which order will be subject to minimum usage charge and Monthly Recurring Charge on the port.

Setup Fee*

  Description
  Fee: *
  One-time fee includes configuration to establish Customer as a national Internet service provider, branded under

  Customer's brand name; registration and setup of Customer's realm (user@domain.com) into authentication databases for recognition at national POPs (additional charges apply for international POPs).

Notes/Additional Terms

1.
Minimum Service Term is * year.

2.
Rates and terms herein do not apply to services provided by any Local Exchange Carrier, Competitive Access Provider, Competitive Local Exchange Carrier or other Off Net/local-access provider; rates and terms/or such services shall be spec fled on the applicable Purchase Order.

3.
Rates herein shall apply only to new Services; existing Services may be renewed at these rates upon expiration of a Circuit's current Service Term.

4.
All charges originally waived or discounted shall be passed through to Customer (/Service is cancelled prior to end 0/Service Term.

5.
Rates do not include CPE services.

QuickLinks

Broadwing MASTER SERVICE AGREEMENT
Universal Service Charge Waiver Certificate
Broadwing Service Supplement Xclusive Services
RECITALS
AGREEMENT
Broadwing Service Supplement Xnet LOCN Services
Broadwing Service Supplement Private Line Services
Broadwing Service Supplement Pop Collocation Services
Broadwing Service Supplement Dedicated IP Services
Exhibit A—Dedicated IP Service Level Agreement DOMESTIC SERVICE
INTERNATIONAL SERVICE